EXHIBIT 99.2

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: AMERICAN APPAREL, INC., et al., 1 Debtors.	: : : : : : :	Chapter 11 Case No. 15-12055 (BLS) (Jointly Administered)

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
THE DEBTORS AND DEBTORS IN POSSESSION

JONES DAY
Richard L. Wynne (admitted pro hac vice)
Erin N. Brady (admitted pro hac vice)
555 South Flower Street, 50th Floor
Los Angeles, California 90071
Telephone: (213) 489-3939
Facsimile: (213) 243-2539

Scott J. Greenberg (admitted pro hac vice)
Michael J. Cohen (admitted pro hac vice)
222 East 41st Street
New York, New York 10017
Telephone: (212) 326-3939
Facsimile: (212) 755-7306
– and –

PACHULSKI STANG ZIEHL & JONES LLP
Laura Davis Jones (DE Bar No. 2436)
James E. O'Neill (DE Bar No. 4042)
919 North Market Street, 17th Floor
P.O. Box 8705
Wilmington, Delaware 19801
Telephone: (302) 652-4100
Facsimile: (302) 652-4400
ATTORNEYS FOR DEBTORS
ATTORNEYS FOR THE DEBTORS
AND DEBTORS IN POSSESSION

Dated: January 14, 2016

1    The Debtors are the following six entities (the last four digits of their respective taxpayer identification numbers follow in parentheses): American Apparel, Inc. (0601); American Apparel (USA), LLC (8940); American Apparel Retail, Inc. (7829); American Apparel Dyeing & Finishing, Inc. (0324); KCL Knitting, LLC (9518); and Fresh Air Freight, Inc. (3870). The address of each of the Debtors is 747 Warehouse Street, Los Angeles, California 90021.

TABLE OF CONTENTS

			Page
I.	DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME..............................		1
	A.	Defined Terms............................................................................................................................................	1
	B.	Rules of Interpretation and Computation of Time......................................................................................	13
II.	CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS....................................................		14
	A.	Unclassified Claims....................................................................................................................................	14
	B.	Classification of Claims and Interests........................................................................................................	16
	C.	Treatment of Claims...................................................................................................................................	17
	D.	Reservation of Rights Regarding Claims...................................................................................................	20
	E.	Postpetition Interest on Claims...................................................................................................................	20
	F.	Insurance.....................................................................................................................................................	20
III.	MEANS OF IMPLEMENTATION....................................................................................................................		20
	A.	Conversion of American Apparel and Issuance of Reorganized American Apparel Equity Interests.......................................................................................................................................................	20
	B.	Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors..................................	21
	C.	Restructuring Transactions.........................................................................................................................	21
	D.	New Exit Facility Term Loan and Additional New Capital Commitment.................................................	22
	E.	New Equity Commitment...........................................................................................................................	22
	F.	Sources of Cash for Plan Distributions......................................................................................................	22
	G.	Corporate Governance, Directors and Officers, Employment-Related Agreements and Compensation Programs; Other Agreements.....................................................................................................................	23
	H.	Litigation Trust...........................................................................................................................................	24
	I.	No Revesting of Litigation Trust Assets.....................................................................................................	27
	J.	Preservation of Causes of Action; Compromise and Settlement of Disputes............................................	27
	K.	Reinstatement and Continuation of Insurance Policies..............................................................................	28
	L.	Cancellation and Surrender of Instruments, Securities and Other Documentation....................................	28
	M.	Release of Liens.........................................................................................................................................	28
	N.	Effectuating Documents; Further Transactions..........................................................................................	29
IV.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................................		29
	A.	Assumption and Rejection of Executory Contracts and Unexpired Leases...............................................	29
	B.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases..............................................	29
	C.	Claims Based on Rejection of Executory Contracts and Unexpired Leases..............................................	30
	D.	Contracts and Leases Entered Into After the Petition Date........................................................................	30
	E.	Reservation of Rights.................................................................................................................................	30
	F.	Pre-Existing Obligations to the Debtors Under Executory Contracts and Unexpired Leases..................	30
	G.	Certain Compensation and Benefit Programs............................................................................................	31
	H.	Obligations to Insure and Indemnify Directors, Officers and Employees.................................................	31
V.	PROVISIONS GOVERNING DISTRIBUTIONS.............................................................................................		32
	A.	Distributions for Allowed Claims as of the Effective Date........................................................................	32
	B.	Disbursing Agent; No Liability...................................................................................................................	32
	C.	Delivery of Distributions and Undeliverable Distributions to Holders of Claims.....................................	32
	D.	Distribution Record Date............................................................................................................................	34
	E.	Minimum Distributions and Fractional Interests........................................................................................	35
	F.	Compliance with Tax Requirements...........................................................................................................	35
	G.	Manner of Payment Under the Plan...........................................................................................................	35
	H.	Time Bar to Cash Payments.......................................................................................................................	36

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TABLE OF CONTENTS (continued)

			Page
	I.	Setoffs.........................................................................................................................................................	36
	J.	Allocation Between Principal and Accrued Interest...................................................................................	36
	K.	Distributions to Holders of Disputed Claims.............................................................................................	36
	L.	Distributions to Holders of Allowed General Unsecured Claims..............................................................	36
VI.	DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS.....................................................................		37
	A.	Allowance of Claims..................................................................................................................................	37
	B.	Prosecution of Objections to Claims..........................................................................................................	37
	C.	Estimation of Claims..................................................................................................................................	38
	D.	[Reserved.]..................................................................................................................................................	38
	E.	Disallowance of Certain Claims.................................................................................................................	38
	F.	Offer of Judgment.......................................................................................................................................	38
VII.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN.................		38
	A.	Conditions to Confirmation........................................................................................................................	38
	B.	Conditions to the Effective Date................................................................................................................	38
	C.	Waiver of Conditions to Confirmation or the Effective Date.....................................................................	39
	D.	Effect of Nonoccurrence of Conditions to the Effective Date....................................................................	39
VIII.	NON-CONSENSUAL CONFIRMATION.........................................................................................................		39
IX.	EFFECT OF CONFIRMATION........................................................................................................................		40
	A.	Dissolution of Official Committees............................................................................................................	40
	B.	Discharge of Claims and Interests..............................................................................................................	40
	C.	Injunctions..................................................................................................................................................	40
	D.	Exculpation.................................................................................................................................................	40
	E.	Releases......................................................................................................................................................	41
	F.	Votes Solicited in Good Faith.....................................................................................................................	42
	G.	Term of Injunctions or Stays......................................................................................................................	42
	H.	Termination of Certain Subordination Rights............................................................................................	42
X.	RETENTION OF JURISDICTION...................................................................................................................		43
XI.	MISCELLANEOUS PROVISIONS..................................................................................................................		44
	A.	Modification of the Plan.............................................................................................................................	44
	B.	Revocation of the Plan................................................................................................................................	44
	C.	Conversion or Dismissal of Certain of the Chapter 11 Cases....................................................................	44
	D.	Inconsistency..............................................................................................................................................	45
	E.	Exhibits / Schedules...................................................................................................................................	45
	F.	Section 1145 Exemption.............................................................................................................................	45
	G.	Exemption from Transfer Taxes.................................................................................................................	45
	H.	Request for Expedited Determination of Taxes..........................................................................................	45
	I.	Severability.................................................................................................................................................	45
	J.	Governing Law...........................................................................................................................................	45
	K.	No Admissions............................................................................................................................................	46
	L.	Successors and Assigns..............................................................................................................................	46
	M.	Service of Documents.................................................................................................................................	46
XII.	CONFIRMATION REQUEST...........................................................................................................................		49

- ii -

TABLE OF EXHIBITS 2

Exhibit A – Operating Agreement for Reorganized American Apparel
Exhibit B – New Directors of Reorganized American Apparel
Exhibit C – List of Assumed Executory Contracts and Unexpired Leases
Exhibit D – Litigation Trust Agreement
Exhibit E – New Exit Financing Agreement
Exhibit F – Equity Commitment Agreement
Exhibit G – Form of Indemnification Agreement
Exhibit H – List of Retained Causes of Action
Exhibit I – List of Excluded Parties
Exhibit J – Registration Rights Agreement
Exhibit K – Form of Member Certification
Exhibit L – Equipment Lease Settlements

2    The Exhibits not initially appended to the Plan will be Filed as part of the Plan Supplement. All Exhibits will be made available, free of charge, on the Document Website once they are filed. Copies of all Exhibits may be obtained from the Notice and Claims Agent by calling (877) 940-7795 (toll-free). The Debtors reserve the right to modify, amend, supplement, restate or withdraw any of the Exhibits after they are Filed and shall promptly make such changes available on the Document Website.

INTRODUCTION
American Apparel, Inc., American Apparel (USA), LLC, American Apparel Retail, Inc., American Apparel Dyeing & Finishing, Inc., KCL Knitting, LLC and Fresh Air Freight, Inc., as debtors and debtors in possession, propose this joint plan of reorganization for the resolution of Claims against and Interests in each of the Debtors pursuant to chapter 11 of the Bankruptcy Code. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.
Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtors' assets, liabilities, history, business, results of operations, historical financial information, projections of future operations and for a summary of the Plan and the distributions to be made thereunder.
Other agreements and documents supplementing the Plan are appended as Exhibits hereto and have been or will be Filed with the Bankruptcy Court. These supplemental agreements and documents are referenced in the Plan and the Disclosure Statement and will be available for review.
ALL CREDITORS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE DISCLOSURE STATEMENT IN ITS ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, IN BANKRUPTCY RULE 3019 AND IN THE PLAN, THE DEBTORS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

I.	DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

A.	Defined Terms
Capitalized terms used in the Plan and not otherwise defined shall have the meanings set forth below. Any term that is not defined in this Plan, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.
1.    "Additional Equity Election" shall have the meaning set forth in Section V.C.3.
2.    "Additional New Capital Commitment" means a commitment for a credit facility senior to the New Exit Term Loan obtained from a third-party lender(s) or of additional debt capital from some or all of the Commitment Parties, in each case, in an amount of at least $40 million.
3.    "Additional Required Documentation" shall have the meaning set forth in Section V.C.3.
4.    "Administrative Claim" means a Claim against a Debtor or its Estate for costs or expenses of administration of Estates pursuant to sections 364(c)(1), 503(b), 503(c), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, including Fee Claims; (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. §§ 1911-1930; and (d) DIP Claims.
5.    "Administrative Claims Bar Date" means the date that is thirty (30) days after the Effective Date.
6.    "Administrative Claims Objection Deadline" means the date that is sixty (60) days after the Effective Date.

7.    "Affiliate" has the meaning set forth in section 101(2) of the Bankruptcy Code.
8.    "Allowed" means with respect to Claims: (a) any Claim (i) for which a Proof of Claim has been timely filed on or before the applicable Claims Bar Date (or for a Proof of Claim that by the Bankruptcy Code or Final Order is not or shall not be required to be Filed) or (ii) that is listed in the Schedules as of the Effective Date as not disputed, not contingent and not unliquidated, and for which no Proof of Claim has been timely filed; provided that, in each case, any such Claim shall be considered Allowed only if and to the extent that no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or such an objection has been interposed and the Claim has been thereafter Allowed by a Final Order; or (b) any Claim Allowed pursuant to the Plan, a Final Order of the Bankruptcy Court (including pursuant to any stipulation approved by the Bankruptcy Court) and any Stipulation of Amount and Nature of Claim; provided, further, that the Claims described in clauses (a) and (b) above shall not include any Claim on account of a right, option, warrant, right to convert or other right to purchase an Equity Interest. Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder.
9.    "American Apparel" means American Apparel, Inc.
10.    "APP Interests" means any Interests in American Apparel.
11.    "Avoidance Actions" means any and all avoidance, recovery, subordination or other actions or remedies that may be brought on behalf of the Debtors or the Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies under sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 553(b) and 724(a) of the Bankruptcy Code and other similar state law claims and causes of action other than any such claims or causes of action against any post-Effective Date customers, vendors or employees of the Reorganized Debtors or any of the Released Parties.
12.    "Ballot" means the applicable form or forms of ballot(s) distributed to Holders of Claims entitled to vote on the Plan and on which the acceptance or rejection of the Plan is to be indicated.
13.    "Bankruptcy Code" means title 11 of the United States Code, as now in effect or hereafter amended, as applicable to these Chapter 11 Cases.
14.    "Bankruptcy Court" means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to 28 U.S.C. § 157, the bankruptcy unit of such District Court.
15.    "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.
16.    "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).
17.    "Equity Commitment Agreement" means that certain Equity Commitment Agreement attached hereto as Exhibit F, which evidences the Supporting Parties' commitment to provide the New Equity Investment.
18.    "Cash" means the lawful currency of the United States of America and equivalents thereof.
19.    "Cash-Out Noteholder" shall have the meaning set forth in Section V.C.3.
20.    "Causes of Action" means all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, arising on, prior to or after the Petition Date, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, including Avoidance Actions, asserted, or which may be asserted, by or on behalf of any of the Debtors and/or the Estates, which are or may be pending on the Effective Date or prosecuted thereafter against any Entity, based in law or equity, including, without limitation, under the Bankruptcy Code, whether direct, indirect, derivative or otherwise and whether asserted or unasserted as of the Confirmation Date.
21.    "Chapter 11 Cases" means the cases commenced under chapter 11 of the Bankruptcy Code by the Debtors in the Bankruptcy Court.
22.    "Claim" means a claim, as such term is defined in section 101(5) of the Bankruptcy Code, against a Debtor.
23.    "Claims Bar Date" means, as applicable, the Administrative Claims Bar Date and any other date or dates to be established by an Order of the Bankruptcy Court by which Proofs of Claim must be filed.
24.    "Class" means a class of Claims or Interests, as described in Section II.
25.    "Commitment Parties" shall have the meaning ascribed to such term in the Equity Commitment Agreement.
26.    "Committee of Lead Lenders" means, collectively, certain lenders under the Prepetition ABL Facility and holders of Prepetition Notes comprised of funds associated with Monarch Alternative Capital LP, Coliseum Capital Management, LLC, Goldman Sachs Asset Management, L.P. and Pentwater Capital Management LP.
27.    "Confirmation" means the entry of the Confirmation Order on the docket of the Bankruptcy Court.
28.    "Confirmation Date" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.
29.    "Confirmation Hearing" means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan, as such hearing may be continued from time to time.
30.    "Confirmation Order" means the order of the Bankruptcy Court, which shall be in form and substance acceptable to the Debtors and the Requisite Supporting Parties, confirming the Plan pursuant to section 1129 of the Bankruptcy Code.
31.    "Creditors' Committee" shall mean the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.
32.    "Debtors" means, collectively, American Apparel, American Apparel (USA), LLC, American Apparel Retail, Inc., American Apparel Dyeing & Finishing, Inc., KCL Knitting, LLC and Fresh Air Freight, Inc.
33.    "DIP Agent" means Wilmington Trust, National Association, in its capacity as administrative agent and collateral agent under the DIP Credit Agreement.
34.    "DIP Claim" means a Claim of the DIP Agent or DIP Lenders arising under the DIP Credit Agreement or any of the DIP Orders, including Claims for payment of DIP Expenses.
35.    "DIP Credit Agreement" means that certain Debtor-in-Possession Secured Superpriority Credit Agreement, dated as of October 4, 2015 (as the same may have been subsequently modified,

amended, supplemented or otherwise revised from time to time, and together with all instruments, documents and agreements related thereto) among American Apparel (USA), LLC, American Apparel Dyeing & Finishing, Inc., American Apparel Retail, Inc. and KCL Knitting, LLC (as borrowers), the Guarantors (as defined in the DIP Credit Agreement), the DIP Agent and the DIP Lenders party thereto.
36.    "DIP Expenses" means all reasonable and documented fees and expenses of the DIP Agent and the advisors of the DIP Lenders and the DIP Agent in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation and enforcement of the Restructuring Support Agreement, the Plan, the Plan Documents, and the transactions contemplated thereby, in each case, as provided in the DIP Order, but shall not include, among other things, fees and expenses incurred by Standard General relating to any litigation commenced against Standard General or any challenges to Standard General’s Claims (other than fees and expenses incurred as a result of (x) any such litigation or challenges asserted by the Debtors or another Supporting Party or (y) the commencement against Standard General of any litigation related to the Restructuring Support Agreement, the Plan, the Restructuring Documents (as defined in the Restructuring Support Agreement) and the transactions contemplated thereby).
37.    "DIP Lenders" means, collectively, those entities identified as "Lenders" in the DIP Credit Agreement and their respective permitted successors and assigns (solely in their capacity as "Lenders" under the DIP Credit Agreement).
38.    "DIP Orders" means, collectively, the Interim DIP Order and the Final DIP Order.
39.    "Disbursing Agent" means, with respect to distributions made (i) under the Plan, Reorganized American Apparel (or such other Entity designated by the Debtors in their sole discretion and without the need for any further order of the Bankruptcy Court) in its capacity as disbursing agent pursuant to Section V and (ii) from the Litigation Trust or from the Litigation Trust Assets in accordance with the Litigation Trust Agreement and the Plan, the Litigation Trustee or the Third Party Disbursing Agent.
40.    "Disclosure Statement" means the Disclosure Statement for the Joint Plan of Reorganization of the Debtors and Debtors in Possession, dated October 15, 2015 (including all exhibits and schedules thereto or referenced therein), that has been prepared and distributed by the Debtors, pursuant to section 1125(b) of the Bankruptcy Code, as the same may be amended, modified or supplemented.
41.    "Disclosure Statement Order" means an order entered by the Bankruptcy Court, approving, among other things, the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code, authorizing solicitation of the Disclosure Statement and the Plan and approving related solicitation materials.
42.    "Disputed Claim" means any portion of a Claim (a) that is neither an Allowed Claim nor a disallowed Claim, (b) that is listed as disputed, contingent or unliquidated on the Schedules or that is otherwise subject to an objection or (c) for which a Proof of Claim has been timely filed with the Bankruptcy Court or a written request for payment has been made, to the extent the Debtors have, or any party in interest entitled to do so has, interposed a timely objection or request for estimation, which objection or request for estimation has not been withdrawn or determined by a Final Order.
43.    "Distribution Date" means the Initial Distribution Date or the applicable Periodic Distribution Date.
44.    "Distribution Record Date" means the date for determining which Holders of Allowed Claims or Interests are eligible to receive distributions hereunder, which, unless otherwise specified, shall be the Confirmation Date or such other date as designated in a Final Order of the Bankruptcy Court; provided, however, that the Distribution Record Date shall not apply to Holders of Allowed Prepetition Note Secured Claims if DTC’s Automated Tender Offer Program (or ATOP) is employed in connection with the distributions to be made to Holders of Allowed Prepetition Note Secured Claims.

45.    "Document Website" means the internet site at www.gardencitygroup.com/cases/AAI at which all of the exhibits and schedules to the Plan and the Disclosure Statement will be available to any party in interest and the public, free of charge.
46.    "DTC" means The Depository Trust Company.
47.    "DTC Participating Nominees" shall have the meaning set forth in Section V.C.3.
48.    "Effective Date" means the day selected by the Debtors, with the consent of the Requisite Supporting Parties (not to be unreasonably delayed, withheld or conditioned), that is a Business Day as soon as reasonably practicable after the Confirmation Date on which all conditions to the Effective Date in Section VII.B shall have been satisfied or waived in accordance with Section VII.C and, if a stay of the Confirmation Order is in effect, such stay shall have expired, dissolved, or been lifted.
49.    "Eligible Holder" means (a) an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) or (b) "qualified institutional buyer" (as such term is defined in Rule 144A(a)(1) under the Securities Act).
50.    "Entity" means an individual, firm, corporation, partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization or government or any political subdivision thereof, or other person or entity.
51.    "Equipment Lease Settlements" means those certain settlements entered into with certain equipment lessors pursuant to the settlement agreements Filed as part of the Plan Supplement.
52.    "Estate" means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.
53.    "Excluded Party" means any Entity identified on Exhibit I to the Plan and any immediate family member of such individuals.
54.    "Executory Contract" or "Unexpired Lease" means a contract or lease to which a Debtor is a party that is subject to assumption, assumption and assignment or rejection under section 365 of the Bankruptcy Code, including any modifications, amendments, addenda or supplements thereto or restatements thereof.
55.    "Exhibit" means an exhibit attached to this Plan or included in the Plan Supplement.
56.    "Fee Claim" means a Claim under sections 328, 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other Entity for services rendered or expenses incurred in the Chapter 11 Cases.
57.    "Fee Order" means any order establishing procedures for interim compensation and reimbursement of expenses of Professionals that may be entered by the Bankruptcy Court.
58.    "File," "Filed" or "Filing" means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.
59.    "Final DIP Order" means the final order of the Bankruptcy Court authorizing, among other things, the Debtors to enter into and obtain credit under the DIP Credit Agreement, and granting certain rights, protections, and liens to and for the benefit of the DIP Lenders dated November 2, 2015 [Docket No. 248].
60.    "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order; provided that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.
61.    "General Unsecured Claim" means any Claim that is not an Administrative Claim, Priority Claim, Prepetition Note Secured Claim, Priority Tax Claim, Other Secured Claim, UK Guaranty Claim, Section 510 Claim, DIP Claim or Intercompany Claim, but includes any Claim that is a Prepetition Note Deficiency Claim.
62.    "Governance Term Sheet" means that term sheet describing the material terms of the New LLC Agreement and the Registration Rights Agreement, appended as Exhibit E to the Restructuring Support Agreement.
63.    "GUC Support Payment" means $2,500,000.00 in Cash.
64.    "Holder" means an Entity holding a Claim or Interest, as the context requires.
65.    "Impaired" means, when used in reference to a Claim or an Interest, a Claim or an Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
66.    "Indemnification Agreement" means the indemnification agreements the form of which shall be Filed with the Plan Supplement and be reasonably acceptable to the Debtors and the Requisite Supporting Parties, which Reorganized American Apparel shall enter into with officers, directors and certain employees of the Reorganized Debtors or Debtors (as applicable) serving in such capacity on or after the Petition Date, but excluding any officers, directors or employees who is not a Released Party, under which Reorganized American Apparel shall be obligated to such officer, director or employee for any (a) losses, claims, costs, damages or Liabilities set forth in Section IV.H.3 and (b) litigation costs incurred in connection with any Causes of Action asserted and based on such person's service to the Debtors prior to the Petition Date, in each case, in such a capacity at any time as a director, officer or employee of a Debtor or Non-Debtor Affiliate.
67.    "Indenture Trustee" means U.S. Bank National Association (or any successor thereto), in its capacity as trustee under the Prepetition Indenture.
68.    "Initial Distribution Date" means the Effective Date or the date occurring as soon as reasonably practicable after the Effective Date when distributions under the Plan shall commence.
69.    "Initial Required Documentation" shall have the meaning set forth in Section V.C.3.
70.    "Intercompany Claim" means any Claim held by American Apparel or any of its direct or indirect subsidiaries, including a Debtor, against a Debtor.
71.    "Interest" means the rights of the Holders of the common stock, membership interests, partnership interests or other equity interests issued by a Debtor and outstanding immediately prior to the Petition Date, and any options, warrants or other rights with respect thereto, or any other instruments evidencing an ownership interest in a Debtor and the rights of any Entity to purchase or demand the issuance of any of the foregoing, including: (a) redemption, conversion, exchange, voting, participation and dividend rights (including any rights in respect of accrued and unpaid dividends); (b) liquidation preferences; and (c) stock options and warrants.

72.    "Interim DIP Order" means the interim order of the Bankruptcy Court authorizing, among other things, the Debtors to enter into and obtain credit under the DIP Credit Agreement, and granting certain rights, protections, and liens to and for the benefit of the DIP Lenders dated October 7, 2015 [Docket No. 88].
73.    "Liabilities" means any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, arising in law, equity or otherwise, that are based in whole or in part on any act, event, injury, omission, transaction or agreement.
74.    "Litigation Trust" means the trust established pursuant to Section III.H, among other things, to administer the Litigation Trust Assets pursuant to the Litigation Trust Agreement.
75.    "Litigation Trust Agreement" means the trust agreement, to be dated as of or prior to the Effective Date, between the Debtors and the Litigation Trustee, governing the Litigation Trust, which shall be substantially in the form of Exhibit D and provide for the Litigation Trust Proceeds Allocation.
76.    "Litigation Trust Assets" means (a) the Specified Causes of Action and (b) the Litigation Trust Funds.
77.    "Litigation Trust Beneficiaries" shall have the meaning ascribed to the term "Beneficiaries" in the Litigation Trust Agreement.
78.    "Litigation Trust Board" shall have the meaning set forth in the Litigation Trust Agreement.
79.    "Litigation Trust Expenses" means any and all reasonable fees, costs and expenses incurred by the Litigation Trust or the Litigation Trustee (or any Third Party Disbursing Agent or any professional or other Entity retained by the Litigation Trustee) on or after the Effective Date in connection with any of their duties under the Plan and the Litigation Trust Agreement, including any administrative fees, attorneys' fees and expenses, insurance fees, taxes and escrow expenses.
80.    "Litigation Trust GUC Beneficiaries" means Litigation Trust Beneficiaries who receive units in the Litigation Trust hereunder on account of Allowed General Unsecured Claims that are not Prepetition Note Deficiency Claims.
81.    "Litigation Trust Funds" means the $500,000 in Cash used to initially fund the Litigation Trust pursuant to the Plan.
82.    "Litigation Trust Noteholder Beneficiaries" means Litigation Trust Beneficiaries who receive units in the Litigation Trust hereunder on account of Allowed General Unsecured Claims that are Prepetition Note Deficiency Claims.
83.    "Litigation Trust Proceeds Allocation" means the following allocation of the net proceeds of the Litigation Trust Assets, if any, to the Litigation Trust Beneficiaries to be distributed in accordance with the Litigation Trust Agreement:
a.    the first $2,500,000 of such proceeds shall be distributed 75% to the Litigation Trust GUC Beneficiaries and 25% to the Litigation Trust Noteholder Beneficiaries;
b.    the next $2,500,000 of such proceeds shall be distributed 50% to Litigation Trust GUC Beneficiaries and 50% to the Litigation Trust Noteholder Beneficiaries; and
c.    any remaining proceeds shall be distributed 25% to the Litigation Trust GUC Beneficiaries and 75% to the Litigation Trust Noteholder Beneficiaries.

84.    "Litigation Trustee" means the natural person appointed by the Creditors' Committee to act as trustee of the Litigation Trust in accordance with the terms of the Plan, the Confirmation Order and the Litigation Trust Agreement, or any successor appointed in accordance with the terms of the Plan and the Litigation Trust Agreement.
85.    "Management Incentive Plan" means an incentive plan for the management of Reorganized American Apparel to be developed and implemented by the New Board promptly following the Effective Date pursuant to which Reorganized American Apparel may distribute to certain members of the management of Reorganized American Apparel membership interests for, or options to purchase such membership interests, up to an amount equal to 8% of Reorganized American Apparel Equity Interests on a fully diluted basis as of the Effective Date.
86.    "Management Incentive Plan Interests" means any Reorganized American Apparel Equity Interests issued as a result of the exercise of options, restricted stock or other securities granted pursuant to the Management Incentive Plan.
87.    "Member Certification" means the certification by a Holder of an Allowed Prepetition Note Secured Claim indicating, among other things, (a) whether such Holder, or any Affiliate of the Holder, or any Entity holding, directing or indirectly, any type of ownership interest (including stock, membership interests, partnership interests, or units) of such Holder, or any contracting party with such Holder, is (i) a competitor of the Debtors (or an Affiliate of such a competitor), (ii) an Excluded Party or an Affiliate of an Excluded Party or (iii) otherwise satisfies certain provisions regarding eligibility to own Reorganized American Apparel Equity Interests set forth in the Governance Term Sheet and (b) whether such Holder is an Eligible Holder.
88.    "New Board" means the initial board of directors of Reorganized American Apparel.
89.    "New Equity Investment" means the investment in the Reorganized Debtors at least in the amount of the New Equity Minimum Investment plus any additional amount determined by the Supporting Parties, which New Equity Investment shall be made pursuant to, and subject to the terms and conditions set forth in, the Equity Commitment Agreement.
90.    "New Equity Investment Interests" means any membership interests in Reorganized American Apparel issued in exchange for the New Equity Investment.
91.    "New Equity Minimum Investment Amount" means $10 million.
92.    "New Exit Accordion" means up to $30 million of incremental loans as further set forth in the term sheet regarding the New Exit Financing Facility attached to the Restructuring Term Sheet and the DIP Credit Agreement (subject to a dollar-for-dollar reduction for the amount of the Debtors' Cash on hand on the Effective Date and the amount of the New Equity Investment in excess of the New Equity Minimum Investment Amount) and to be made available under the New Exit Financing Agreement.
93.    "New Exit Financing Agreement" means the credit agreement evidencing the New Exit Facility Term Loan, which shall provide for the New Exit Accordion and otherwise be in form and substance acceptable to the Requisite Supporting Parties as set forth on Exhibit E and any amendments or other modifications thereto.
94.    "New Exit Financing Documents" means, collectively, the definitive documents, statements and filings that evidence the New Exit Facility Term Loan, including, without limitation, the New Exit Financing Agreement.
95.    "New Exit Facility Term Loan" means a financing facility that is entered into by one or more of the Reorganized Debtors on the Effective Date.

96.    "New LLC Agreement" means the new operating agreement for Reorganized American Apparel, which shall be in form and substance acceptable to the Requisite Supporting Parties and Filed with the Plan Supplement.
97.    "New Securities and Documents" means the Reorganized American Apparel Equity Interests, the New Equity Investment, the Equity Commitment Agreement, the New LLC Agreement, the Registration Rights Agreement, the New Exit Financing Documents and any and all other securities, notes, stock, instruments, certificates, and other documents or agreements required to be issued, executed or delivered pursuant to or in connection with this Plan.
98.    "Non-Debtor Affiliate" means any direct or indirect subsidiary of American Apparel that is not a Debtor.
99.    "Noteholder Distribution Deadline" shall have the meaning set forth in Section V.C.3.
100.    "Noteholder Distribution Package" shall have the meaning set forth in Section V.C.3.
101.    "Notice and Claims Agent" means Garden City Group, LLC, in its capacity as noticing, claims and solicitation agent for the Debtors.
102.    "Ordinary Course Professionals Order" means any order entered by the Bankruptcy Court authorizing the Debtors to retain, employ and pay professionals and service providers, as specified in such order, which are not materially involved in the administration of the Chapter 11 Cases.
103.    "Other Secured Claim" means a Secured Claim, including a Secured Tax Claim but excluding a DIP Claim, Prepetition ABL Claim or a Prepetition Note Secured Claim.
104.    "Periodic Distribution Date" means, unless otherwise ordered by the Bankruptcy Court, (a) the first Business Day that is 180 days after the Initial Distribution Date or (b) the first Business Day that is 180 days after the immediately preceding Periodic Distribution Date, as applicable.
105.    "Petition Date" means October 5, 2015.
106.    "Plan" means this joint plan of reorganization for the Debtors, and all Exhibits attached hereto or referenced herein, supplements, appendices, schedules, and the Plan Supplement, as the same may be amended, modified or supplemented.
107.    "Plan Supplement" means the compilation of documents and forms of documents as amended from time to time that constitute Exhibits to the Plan Filed with the Bankruptcy Court no later than seven days before the earlier of the (a) Voting Deadline and (b) deadline for objections to Confirmation of this Plan (or such later date as may be approved by the Bankruptcy Court), including, without limitation, the following: (i) the New LLC Agreement; (ii) the  list of directors of Reorganized American Apparel; (iii) the list of Executory Contracts and Unexpired Leases to be assumed by the Debtors; (iv) the Litigation Trust Agreement; (v) the New Exit Facility Financing Agreement; (vi) the Equity Commitment Agreement; (vii) a form of the Indemnification Agreement, (viii) a list of the Retained Causes of Action, (ix) the Registration Rights Agreement (x) the list of Excluded Parties; (xi) the Form of Member Certification and (xii) the Equipment Lease Settlements.
108.    "Prepetition ABL Claim" means any Claim against any of the Debtors under or evidenced by the Prepetition ABL Facility.
109.    "Prepetition ABL Facility" means that certain Amended and Restated Credit Agreement dated as of August 17, 2015 by and among American Apparel, the guarantors thereunder and the Prepetition Agent, as the same may be amended, modified or supplemented from time to time.

110.    "Prepetition Agent" means Wilmington Trust, National Association, in its capacity as administrative agent under the Prepetition ABL Facility.
111.    "Prepetition Indenture" means that certain Indenture dated April 4, 2013 by and among American Apparel, the Prepetition Note Guarantors and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.
112.    "Prepetition Note Deficiency Claim" means the unsecured portion of any Claim against any of the Debtors under or evidenced by the Prepetition Indenture or the Prepetition Notes, including any guaranty obligations of the Prepetition Note Guarantors with respect to any of the foregoing.
113.    "Prepetition Note Secured Claim" means any Secured Claim against any of the Debtors under or evidenced by the Prepetition Indenture or the Prepetition Notes, including any guaranty obligations of the Prepetition Note Guarantors with respect to any of the foregoing. For the purpose of determining distributions under the Plan, the Prepetition Note Secured Claims shall be deemed allowed in the amount of $85,800,000 or such other amount as determined by the Court in connection with Confirmation.
114.    "Prepetition Note Guarantors" means all of the Debtors except for American Apparel.
115.    "Prepetition Notes" means the 13.0% senior secured notes due 2020 issued in the original aggregate principal amount of $206 million pursuant to the Prepetition Indenture.
116.    "Priority Claim" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim, DIP Claim or a Priority Tax Claim.
117.    "Priority Tax Claim" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.
118.    "Pro Rata" means:
a.    when used with reference to a distribution of Reorganized American Apparel Equity Interests to Holders of Allowed Claims in Classes 3A through 3F, proportionately so that with respect to a particular Allowed Claim in any such Class, the ratio of (w) the amount of Reorganized American Apparel Equity Interests distributed on account of such Claim to (x) the Allowed amount of such Claim is the same as the ratio of (y) Reorganized American Apparel Equity Interests distributed on account of all Allowed Claims in such applicable Class to (z) the amount of all Allowed Claims in such applicable Class; and
b.    when used with reference to a distribution of Litigation Trust units or the GUC Support Payment to Holders of Allowed Claims in Classes 4A through 4F, proportionately so that with respect to a particular Allowed Claim in any such Class, the ratio of (w) the number of Litigation Trust units or the amount of the applicable GUC Support Payment distributed on account of such Claim to (x) the Allowed amount of such Claim is the same as the ratio of (y) Litigation Trust units or the applicable GUC Support Payment distributed on account of all Allowed Claims in such applicable Class to (z) the amount of all Allowed Claims in such applicable Class.
119.    "Professional" means any professional employed in the Chapter 11 Cases pursuant to sections 327, 328, 363 or 1103 of the Bankruptcy Code or any professional or other Entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.
120.    "Proof of Claim" means a proof of claim filed with the Bankruptcy Court or the Notice and Claims Agent in connection with the Chapter 11 Cases.

121.    "Registration Rights Agreement" means a registration rights agreement, by and among Reorganized American Apparel and the Registration Rights Parties, which shall be in form and substance consistent in all material respects with the terms set forth in the Governance Term Sheet and otherwise acceptable to Reorganized American Apparel and the Requisite Supporting Parties and Filed with the Plan Supplement.
122.    "Registration Rights Parties" means each of the Supporting Parties and any other recipient of membership interests in Reorganized American Apparel that receives (together with its Affiliates and related funds) 10% or more of the aggregate Reorganized American Apparel Equity Interests issued under the Plan (including Reorganized American Apparel Equity Interests pursuant to the Equity Commitment Agreement).
123.    "Reinstated" means, unless the Plan specifies a particular method pursuant to which a Claim or Interest shall be Reinstated, (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest so as to render such Claim or Interest Unimpaired; or (b) notwithstanding any contractual provisions or applicable law that entitles the Holder of a Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default, (i) curing any such default that occurred before or after the commencement of the applicable Chapter 11 Case, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured; (ii) reinstating the maturity of a Claim or Interest as such maturity existed before such default; (iii) compensating the Holder of a Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable or contractual rights to which a Claim or Interest entitles the Holder of such Claim or Interest.
124.    "Released Parties" means, collectively and individually, (i) the Debtors, (ii) the Creditors' Committee, (iii) the members of the Creditors' Committee, (iv) the Indenture Trustee, (v) the Prepetition Agent, (vi) the Supporting Parties, (vii) the DIP Agent, (viii) the DIP Lenders and (ix) the Representatives of each of the parties enumerated in the preceding clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) (solely in their capacities as such); provided that any Excluded Party, any Entity that objects to Confirmation of, or votes to reject, the Plan (except the Creditors' Committee or any of its members, solely in their capacity as such), and any of their respective Representatives, in each case, shall not be a Released Party.
125.    "Reorganized" means, (a) when used in reference to a particular Debtor, such Debtor on and after the Effective Date, and (b) when used in reference to the Debtors collectively, then all of the Debtors on and after the Effective Date.
126.    "Reorganized American Apparel Equity Interests" means the membership interests in Reorganized American Apparel to be initially authorized pursuant to the Plan as of the Effective Date, including such membership interests to be issued pursuant to the Plan.
127.    "Representatives" means, with respect to any Entity, any successor, predecessor, officer, director, partner, limited partner, general partner, shareholder, manager, management company, investment manager, affiliate, employee, agent, attorney, advisor, investment banker, financial advisor, accountant or other Professional of such Entity or any of the foregoing and any committee of which such Entity is a member, in each case, in such capacity, serving on or after the Petition Date; provided that Representatives do not include any Excluded Party.
128.    "Required Documentation" shall have the meaning set forth in Section V.C.3.
129.    "Requisite Supporting Parties" shall have the meaning ascribed to such term in the Restructuring Support Agreement.
130.    "Restructuring Support Agreement" means that certain Restructuring Support Agreement, dated October 4, 2015, among the Debtors and the Supporting Parties, pursuant to which the Supporting

Parties have agreed to support and vote in favor of this Plan, appended as Exhibit A to the Declaration of Mark Weinsten in Support of First Day Pleadings [Docket No. 3], as such agreement may be amended from time to time.
131.    "Restructuring Transactions" means, collectively, those mergers, consolidations, restructurings, dispositions, conversions, liquidations, dissolutions or other transactions that the Debtors and Requisite Supporting Parties determine to be necessary or appropriate to effect a corporate restructuring of the Debtors' business or otherwise to simplify the overall corporate structure of the Reorganized Debtors, as described in greater detail in, and subject to, Section III.C.
132.    "Retained Causes of Action" shall mean the known Causes of Action set forth on Exhibit H hereto.
133.    "Schedules" means, collectively, the (a) schedules of assets, Liabilities and Executory Contracts and Unexpired Leases and (b) statements of financial affairs, as each may be amended and supplemented from time to time, Filed by the Debtors pursuant to section 521 of the Bankruptcy Code.
134.    "Section 510 Claim" means any Claim against a Debtor arising from rescission of a purchase or sale of a security of the Debtors or an Affiliate, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim and any other claim subject to subordination under section 510 of the Bankruptcy Code.
135.    "Secured Claim" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to a valid right of setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in such Estate's interest in such property or to the extent of the amount subject to such valid right of setoff, as applicable, as determined pursuant to section 506 of the Bankruptcy Code.
136.    "Secured Tax Claim" means any Secured Claim against any Debtor that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.
137.    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
138.    "Specified Causes of Action" means those Causes of Action solely comprising (a) Avoidance Actions pursuant to section 547 of the Bankruptcy Code and (b) Causes of Action arising before the Petition Date against or related to the conduct of any of the Excluded Parties; provided that (a) the Specified Causes of Action shall not include any Causes of Action against any of the Released Parties or any post-Effective Date customers, vendors or employees of the Reorganized Debtors and (b) the Litigation Trust shall only recover against an Excluded Party net of any contribution claim of such Excluded Party against any Released Party, as determined by a court of competent jurisdiction.
139.    "Standstill Agreement" means that certain Nomination, Standstill and Support Agreement dated July 9, 2014 by and among American Apparel, Mr. Dov Charney, Standard General L.P., Standard General Master Fund L.P. and P Standard General Ltd.
140.    "Stipulation of Amount and Nature of Claim" means a stipulation or other agreement between the applicable Debtor or Reorganized Debtor and a Holder of a Claim or Interest establishing the allowed amount or nature of such Claim or Interest that is (a) entered into in accordance with any Claim settlement procedures established by order of the Bankruptcy Court in these Chapter 11 Cases, (b) expressly permitted by the Plan or (c) approved by order of the Bankruptcy Court.
141.    "Subsidiary Debtor" means any Debtor other than American Apparel.

142.    "Subsidiary Debtor Equity Interests" means, as to a particular Subsidiary Debtor, any Interests in such Debtor.
143.    "Supporting Parties" shall mean the lenders under the Prepetition ABL Facility or beneficial owners of Prepetition Notes that are, and any transferee of a Supporting Party that becomes, a party to the Restructuring Support Agreement in accordance therewith.
144.    "Tax" means: (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other Entity.
145.    "Third Party Disbursing Agent" means an Entity engaged by Reorganized American Apparel in its capacity as Disbursing Agent or engaged by the Litigation Trustee to act as a Disbursing Agent pursuant to Section V.
146.    "UK Guaranty" means the guaranty of the UK Loan by American Apparel.
147.    "UK Guaranty Claim" means any Claim arising under or evidenced by UK Guaranty.
148.    "UK Loan" means the loans made pursuant to that certain Credit Agreement dated as of March 25, 2015 among American Apparel (Carnaby) Limited, as the initial borrower, certain additional borrowers party thereto, American Apparel, as guarantor, Standard General L.P., on behalf of one or more of its controlled funds and the lenders from time to time party thereto.
149.    "Unimpaired" means, when used in reference to a Claim or an Interest, a Claim or an Interest that is not Impaired within the meaning of section 1124 of the Bankruptcy Code.
150.    "U.S. Trustee" means the United States Trustee appointed under section 581 of title 28 of the United States Code to serve in the District of Delaware.
151.    "Valid Required Documentation Report" shall have the meaning set forth in Section V.C.3.
152.    "Voting Deadline" means 5:00 p.m. (prevailing Eastern time) on January 7, 2016, which is the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code.

B.	Rules of Interpretation and Computation of Time
1.    Rules of Interpretation
For purposes of the Plan, unless otherwise provided herein: (a) whenever it is appropriate from the context, each term, whether stated in the singular or the plural, includes both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan, Confirmation Order or otherwise; (d) any reference to an Entity as a Holder of a Claim or Interest includes that Entity's successors, assigns and affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words "herein,"

"hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, articles or certificates of incorporation, bylaws, codes of regulation, similar constituent documents, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code (other than subsection (5) thereof) shall apply to the extent not inconsistent with any other provision of this Section I.B.1.
2.    Computation of Time
In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.
3.    Reference to Monetary Figures
All references in the Plan to monetary figures refer to the lawful currency of the United States of America, unless otherwise expressly provided.

II.	CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Section II.A, are not classified herein. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.

A.	Unclassified Claims
4.    Administrative Claims
a.    Administrative Claims in General
Except as specified in this Section II.A.1, and subject to Section II.A.1.f and subject to the bar date provisions herein, unless otherwise agreed by the Holder of an Administrative Claim and the applicable Reorganized Debtor, each Holder of an Allowed Administrative Claim shall receive, in full satisfaction of its Administrative Claim, Cash equal to the Allowed amount of such Administrative Claim on either (i) the latest to occur of (A) the Effective Date (or as soon thereafter as practicable), (B) the date such Claim becomes an Allowed Administrative Claim and (C) such other date as may be agreed upon by the Reorganized Debtors and the Holder of such Claim or (ii) on such other date as the Bankruptcy Court may order.
b.    Statutory Fees
All fees payable pursuant to 28 U.S.C. § 1930 after the Effective Date shall be paid by the applicable Reorganized Debtor in accordance therewith until the earlier of the conversion or dismissal of the applicable Chapter 11 Case under section 1112 of the Bankruptcy Code or the closing of the applicable Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code.
c.    Ordinary Course Postpetition Administrative Liabilities
Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business on or after the Petition Date, including Administrative Claims arising from or with respect to the sale of goods or provision of services on or after the Petition Date, Administrative Claims of governmental units for Taxes (including

Tax Claims related to Tax years or portions thereof ending after the Petition Date), Administrative Claims arising under Executory Contracts and Unexpired Leases and all Intercompany Administrative Claims, shall be paid by the applicable Reorganized Debtor, pursuant to the terms and conditions of the particular transaction giving rise to those Administrative Claims, without further action by the Holders of such Administrative Claims or further approval by the Bankruptcy Court. Holders of the foregoing Claims shall not be required to File or serve any request for payment of such Administrative Claims.
d.    DIP Claims
On the Effective Date, all DIP Expenses shall be paid in Cash and the remaining DIP Claims will be converted into loans under the New Exit Facility Term Loan pursuant to the terms of the New Exit Financing Agreement.
e.    Prepetition ABL Claims
All obligations and claims in respect of or arising under the Prepetition ABL Facility shall be paid in full, in Cash, on the Effective Date to the extent not previously paid pursuant to the DIP Orders.
f.    Professional Compensation
Professionals or other Entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Fee Order, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than sixty (60) days after the Effective Date; provided, however, that any party who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date pursuant to the Ordinary Course Professionals Order without further Bankruptcy Court review or approval (except as provided in the Ordinary Course Professionals Order). Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party no later than ninety (90) days after the Effective Date. To the extent necessary, the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Fee Claims.
g.    Post-Effective Date Professionals' Fees and Expenses
Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented fees and expenses of the Professionals or other fees and expenses incurred by the Reorganized Debtors on or after the Effective Date, in each case, related to implementation and consummation of the Plan. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code or any order of the Bankruptcy Court entered before the Effective Date governing the retention of, or compensation for services rendered by, Professionals after the Effective Date shall terminate, and the Reorganized Debtors may employ or pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.
h.    Bar Dates for Administrative Claims
Except as otherwise provided herein, requests for payment of Administrative Claims (other than DIP Claims, Fee Claims and Administrative Claims based on Liabilities incurred by a Debtor from and after the Petition Date in the ordinary course of its business as described in Section II.A.1.c) must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed discharged as of the Effective Date. Objections to such requests, if any, must be Filed and served on the Reorganized Debtors and the requesting party no later than the Administrative Claims Objection Deadline.
5.    Payment of Priority Tax Claims
a.    Priority Tax Claims
Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of a Priority Tax Claim and the Debtors (with the consent of the Requisite Supporting Parties, such consent not to be unreasonably withheld, conditioned or delayed), each Holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtors, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, on account of and in full and complete settlement, release and discharge of such Claim, (i) Cash in an amount equal to the amount of such Allowed Priority Tax Claim or (ii) Cash in an aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of time not to exceed five years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business by the Reorganized Debtors as they become due; provided, further, that, in the event an Allowed Priority Tax Claim is also a Secured Tax Claim, such Claim shall, to the extent it is Allowed, be treated as an Other Secured Claim if such Claim is not otherwise paid in full.
b.    Other Provisions Concerning Treatment of Priority Tax Claims
Notwithstanding Section II.A.2.a, any Claim on account of any penalty arising with respect to or in connection with an Allowed Priority Tax Claim that does not compensate the Holder for actual pecuniary loss shall be treated as a General Unsecured Claim, and the Holder (other than as the Holder of a General Unsecured Claim) may not assess or attempt to collect such penalty from the Reorganized Debtors or their respective property.

B.	Classification of Claims and Interests
1.    General
Pursuant to sections 1122 and 1123 of the Bankruptcy Code, Claims and Interests are classified for voting and distribution pursuant to this Plan, as set forth herein. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such other Class. Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claim, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of the Claim. Notwithstanding the foregoing, and except as otherwise specifically provided for herein, the Confirmation Order or other order of the Bankruptcy Court, or required by applicable bankruptcy law, in no event shall the aggregate value of all property received or retained under the Plan on account of an Allowed Claim exceed 100% of the underlying Allowed Claim.
Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for the purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims; provided, however, that in the event no Holder of a Claim with respect to a specific Class for a particular Debtor timely submits a Ballot in compliance with the Disclosure Statement Order indicating acceptance or rejection of this Plan, such Class will be deemed to have accepted this Plan. The Debtors may seek Confirmation of this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.
To the extent a Holder has Claims arising from the same transaction or occurrence that may be asserted against more than one Debtor, the vote of such Holder in connection with such Claims will be counted as a vote of each such Claim against each applicable Debtor against which such Holder has a Claim. The Plan assigns a letter to each Debtor and a number to each of the Classes of Claims against or Interests in the Debtors. For consistency, similarly designated Classes of Claims and Interests are assigned the same number across each of the Debtors. Any non-sequential enumeration of the Classes is intentional to maintain consistency.
Claims against and Interests in each of the Debtors are classified in up to 9 separate Classes as follows:

Letter	Debtor	Class	Designation
A	American Apparel, Inc.	1	Priority Claims
B	American Apparel (USA), LLC	2	Other Secured Claims
C	American Apparel Retail, Inc.	3	Prepetition Note Secured Claims
D	American Apparel Dyeing & Finishing, Inc.	4	General Unsecured Claims
E	KCL Knitting, LLC	5	UK Guaranty Claims
F	Fresh Air Freight, Inc.	6	Section 510 Claims
		7	Intercompany Claims
		8	APP Interests
		9	Subsidiary Debtor Equity Interests
2.    Identification of Classes of Claims Against and Interests in the Debtors
Claims against and Interests in the Debtors are classified in up to 9 separate Classes. The following table designates the Classes of Claims against and Interests in the Debtors and specifies which Classes are (a) Impaired or Unimpaired by this Plan, (b) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code or (c) deemed to accept or reject this Plan.

Class	Designation	Impairment	Entitled to Vote
1A-1F	Priority Claims	Unimpaired	Deemed to Accept
2A-2F	Other Secured Claims	Unimpaired	Deemed to Accept
3A-3F	Prepetition Note Secured Claims	Impaired	Entitled to Vote
4A-4F	General Unsecured Claims	Impaired	Entitled to Vote
5A	UK Guaranty Claims	Unimpaired	Deemed to Accept
6A-6F	Section 510 Claims	Impaired	Deemed to Reject
7A-7F	Intercompany Claims	Unimpaired	Deemed to Accept
8A	APP Interests	Impaired	Deemed to Reject
9B-9F	Subsidiary Debtor Equity Interests	Unimpaired	Deemed to Accept

C.	Treatment of Claims
1.    Priority Claims (Classes 1A through 1F)
a.    Classification: Classes 1A through 1F consist of all Priority Claims against the respective Debtors.
b.    Treatment: On the later of (a) the Effective Date and (b) the date on which such Priority Claim becomes an Allowed Priority Claim, unless otherwise agreed to by the Debtors and the Holder of an Allowed Priority Claim (in which event such other agreement will govern), each Holder of an Allowed Priority Claim against a Debtor shall receive on account and in full and complete settlement, release and discharge of such Claim, at the Debtors' election, Cash in the amount of such Allowed Priority Claim in accordance with section 1129(a)(9) of the Bankruptcy Code. All Allowed Priority Claims against the Debtors that are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such Claims become due and payable in the ordinary course of business in accordance with the terms thereof.

c.    Voting: Claims in Classes 1A through 1F are Unimpaired. Each Holder of an Allowed Claim in Classes 1A through 1F is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and is, therefore, not entitled to vote.
2.    Other Secured Claims (Classes 2A through 2F)
i.    Classification: Classes 2A through 2F consists of all Other Secured Claims against the respective Debtors.
j.    Treatment: Unless otherwise agreed by the Holder of an Other Secured Claim and the Debtors, on the Effective Date or as soon as reasonably practicable thereafter, each Holder of an Other Secured Claim shall receive the following treatment at the option of the Debtors: (i) such Allowed Other Secured Claim shall be Reinstated; (ii) payment in full (in Cash) of any such Allowed Other Secured Claim; (iii) satisfaction of any such Allowed Other Secured Claim by delivering the collateral securing any such Allowed Other Secured Claim and paying any interest required to be paid under section 506(b) of the Bankruptcy Code; or (iv) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.
k.    Voting: Claims in Classes 2A through 2F are Unimpaired. Each Holder of an Allowed Claim in Classes 2A through 2F is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and is, therefore, not entitled to vote.
3.    Prepetition Note Secured Claims (Classes 3A through 3F)
c.    Allowance: On the Effective Date, the Prepetition Note Secured Claims shall be deemed Allowed Claims under the Plan.
d.    Classification: Classes 3A through 3F consist of all Prepetition Note Secured Claims.
e.    Treatment: Unless otherwise agreed by the Holder of a Prepetition Note Secured Claim and the Debtors, on the Effective Date or as soon as reasonably practicable thereafter each Holder of an Allowed Prepetition Note Secured Claim, subject to the terms of this Plan, in full and final satisfaction, settlement, release and discharge of, and in exchange for, such Claim, shall receive its Pro Rata share of 100% of Reorganized American Apparel Equity Interests, subject to dilution by the Management Incentive Interests and the New Equity Investment Interests; provided, however, that the Debtors, upon the request of the Requisite Supporting Parties, shall provide an alternative distribution to any Holder of a Prepetition Note Secured Claim that is not a Supporting Party in Cash in an amount equal to such Holder's Prepetition Note Secured Claim, to be paid on or promptly after the Effective Date.
f.    Voting: Claims in Classes 3A through 3F are Impaired. Each Holder of an Allowed Claim in Classes 3A through 3F is entitled to vote.
4.    General Unsecured Claims (Classes 4A through 4F)
a.    Classification: Classes 4A through 4F consists of all General Unsecured Claims.
b.    Treatment: Unless otherwise agreed by the Holder of a General Unsecured Claim and the Debtors, on the Effective Date or as soon as reasonably practicable thereafter, each Holder of an Allowed General Unsecured Claim in Classes 4A through 4F shall receive, subject to the terms of this Plan, in full satisfaction, settlement, release and discharge of, and in exchange for, such Claim, a distribution equal to its Pro Rata share of (i) units in the Litigation Trust (and distributions under the Litigation Trust Agreement on account of such units shall be subject to the Litigation Trust Proceeds Allocation), and (ii) the GUC Support Payment, which shall be paid in semi-annual installments for 1 year from and after the Effective Date; provided that (i) such Holders of General Unsecured Claims that are Prepetition Note Deficiency Claims shall not receive a distribution of the GUC Support Payment on account of such Claims, and (ii) no Holder of an Allowed General Unsecured Claim shall receive a distribution of the GUC Support Payment in an amount less than the amount it would have received as a distribution in respect of the applicable GUC Support Payment under the Joint Plan of Reorganization of the Debtors and Debtors in Possession, dated November 20, 2015 [Docket No. 368].
c.    Voting: Claims in Classes 4A through 4F are Impaired. Each Holder of an Allowed Claim in Classes 4A through 4F is entitled to vote.
5.    UK Guaranty Claims (Class 5A)
a.    Classification: Class 5A consists of all UK Guaranty Claims.
a.    Treatment: On the Effective Date or as soon as reasonably practicable thereafter, all UK Guaranty Claims shall be Reinstated, subject to Section 6 of the Restructuring Support Agreement.
b.    Voting: Claims in Class 5A are Unimpaired. Each Holder of an Allowed Claim in Class 5A is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote.
6.    Section 510 Claims (Classes 6A through 6F)
a.    Classification: Classes 6A through 6F consists of all Section 510 Claims.
b.    Treatment: No property shall be distributed to or retained by the Holders of Section 510 Claims, and such Claims shall be extinguished on the Effective Date. Holders of Section 510 Claims shall not receive any distribution pursuant to the Plan.
c.    Voting: Claims in Classes 6A through 6F are Impaired. Each Holder of an Allowed Claim in Classes 6A through 6F is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, is not entitled to vote.
7.    Intercompany Claims (Classes 7A through 7F)
a.    Classification: Classes 7A through 7F consists of all Intercompany Claims.
b.    Treatment: On the Effective Date or as soon as reasonably practicable thereafter, all Intercompany Claims may be extinguished or compromised by distribution, contribution or otherwise, or Reinstated, at the discretion of the Debtors or the Reorganized Debtors, as the case may be, on or after the Effective Date.
c.    Voting: Claims in Classes 7A through 7F are Unimpaired. Each Holder of an Allowed Claim in Classes 7A through 7F is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote.
8.    APP Interests (Class 8A)
a.    Classification: Class 8A consists of all APP Interests.
b.    Treatment: On the Effective Date or as soon as reasonably practicable thereafter, all APP Interests shall be cancelled and extinguished. Holders of APP Interests shall not receive any distribution pursuant to the Plan.

c.    Voting: Interests in Class 8A are Impaired. Each Holder of an Allowed Interest in Class 8A is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, is not entitled to vote.
9.    Subsidiary Debtor Equity Interests (Classes 9B through 9F)
a.    Classification: Classes 9B through 9F consists of all Subsidiary Debtor Equity Interests.
b.    Treatment: On the Effective Date, all Subsidiary Debtor Equity Interests shall not receive any distribution pursuant to the Plan and shall be Reinstated, subject to Section III.C.1.
c.    Voting: Interests in Classes 9B through 9F are Unimpaired. Each Holder of an Allowed Interest in Classes 9B through 9F is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, is not entitled to vote.

D.	Reservation of Rights Regarding Claims
Except as otherwise provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, whether legal or equitable, with respect to any Claims, including, without limitation, all rights with respect to legal and equitable defenses to alleged rights of setoffs or recoupment.

E.	Postpetition Interest on Claims
Except as required by applicable bankruptcy law, postpetition interest shall not accrue or be payable on account of any General Unsecured Claim.

F.	Insurance
Notwithstanding anything to the contrary herein, if any Allowed Claim is covered by an insurance policy, such Claim shall first be paid from proceeds of such insurance policy, with the balance, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim.

III.	MEANS OF IMPLEMENTATION

A.	Conversion of American Apparel and Issuance of Reorganized American Apparel Equity Interests
On the Effective Date, American Apparel shall be converted, merged or otherwise reorganized into a Delaware limited liability company, and membership interests in Reorganized American Apparel shall be issued pursuant to the Plan, including the distribution of Reorganized American Apparel Equity Interests to holders of Claims in Classes 3A through 3F pursuant to the Plan. The issuance of additional interests in Reorganized American Apparel by Reorganized American Apparel, including New Equity Investment Interests and Management Incentive Plan Interests, shall be authorized without the need for further corporate action and without any further action by the Holders of Claims or Interests.
Each distribution and issuance of the Reorganized American Apparel Equity Interests under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance (including, without limitation, the New LLC Agreement), which terms and conditions shall bind each Entity receiving such distribution or issuance.
On the Effective Date, each of the applicable Reorganized Debtors will be authorized to and shall issue or execute and deliver, as applicable, the Reorganized American Apparel Equity Interests and the New Securities and

Documents, in each case, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.
The issuance or execution and delivery of the Reorganized American Apparel Equity Interests and the distribution thereof under this Plan shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code and/or any other applicable exemptions. Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of this Plan shall become and shall remain effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by such applicable agreement).

B.	Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors
Except as otherwise provided herein (including with respect to the Restructuring Transactions described in Section III.C.1): (1) as of the Effective Date, Reorganized American Apparel shall exist as a separate legal entity, with all powers in accordance with the laws of the state of Delaware and the operating agreement, appended hereto as Exhibit A; (2) subject to the Restructuring Transactions, each of the Debtors shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all of the powers of such a legal entity under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, conversion, dissolution or otherwise) under applicable law; and (3) on the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, shall vest, subject to the Restructuring Transactions, in the applicable Reorganized Debtors, free and clear of all Claims, liens, charges, other encumbrances, Interests and other interests. On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for appropriate Professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to, or the approval of, the Bankruptcy Court.

C.	Restructuring Transactions
1.    Restructuring Transactions Generally
On or after the Confirmation Date, American Apparel shall convert, merge or otherwise reorganize into a limited liability company, which shall elect to be treated as a corporation for U.S. federal income tax purposes effective on the earlier of the Effective Date or the date of formation, absent an alternative structure determined by the Requisite Supporting Parties, which alternative structure shall require the consent of the Debtors only if such structure results in a transfer of a Debtor's assets to a new entity that is not a successor of the Debtor for tax purposes. Certain other Restructuring Transactions may be undertaken as necessary or appropriate to effect, in accordance with applicable non-bankruptcy law, a corporate restructuring of the Debtors' or the Reorganized Debtors' respective businesses or simplify the overall corporate structure of the Reorganized Debtors, all to the extent not inconsistent with any other terms of the Plan. Without limiting the foregoing, unless otherwise provided by the terms of a Restructuring Transaction, all such Restructuring Transactions will be deemed to occur on the Effective Date and may include one or more mergers, conversions, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors and the Requisite Supporting Parties to be necessary or appropriate. Subject to the immediately preceding sentence, the actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, conversion, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable state law and such other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable Entities may agree; (c) the filing of appropriate certificates or articles of merger, conversion, consolidation, dissolution or change in corporate form pursuant to applicable state law; and (d) the taking of all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. Any such transactions may be effected on or subsequent to the Effective Date without any further action by the stockholders or directors of any of the Debtors or the Reorganized Debtors.
2.    Obligations of Any Successor Corporation in a Restructuring Transaction
The Restructuring Transactions may result in substantially all of the respective assets, properties, rights, Liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring Entities. In each case in which the surviving, resulting or acquiring Entity in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring Entity will succeed to the rights and obligations of such Reorganized Debtor under the Plan and will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in the Plan or in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring Entity, which may provide that another Reorganized Debtor will perform such obligations

D.	New Exit Facility Term Loan and Additional New Capital Commitment
On the Effective Date, the Reorganized Debtors shall be authorized to consummate the New Exit Facility Term Loan and the Additional New Capital Commitment and to execute, deliver and enter into the New Exit Financing Documents and the Additional New Capital Commitment, and any related agreements or filings without the need for any further corporate or other organizational action and without further action by or approval of the Bankruptcy Court, and the New Exit Financing Documents, the Additional New Capital Commitment and any related agreements or filings shall be executed and delivered and the applicable Reorganized Debtors shall enter into the New Exit Facility Term Loan and the Additional New Capital Commitment and be permitted to incur or issue the indebtedness available thereunder. The New Exit Financing Term Sheet is attached as Exhibit C to the Restructuring Support Agreement and the New Exit Financing Agreement shall be included in the Plan Supplement.

E.	New Equity Commitment
On the Effective Date, the Reorganized Debtors shall be authorized to consummate the transactions contemplated by the Equity Commitment Agreement (including the issuance of Reorganized American Apparel Equity Interests in accordance therewith) and to execute, deliver, make or enter into any related agreements, instruments, documents or filings without the need for any further corporate or other organizational action and without further action by or approval of the Bankruptcy Court, and any such agreements, instruments, documents or filings shall be executed, delivered or made, as applicable, and Reorganized American Apparel shall be authorized to issue the New Equity Investment Interests and the other Reorganized American Apparel Equity Interests, if any, issuable pursuant to the Equity Commitment Agreement. In addition to providing for the issuance of the New Equity Investment Interests to the Commitment Parties, the Equity Commitment Agreement requires that Holders of Prepetition Note Secured Claims that are Eligible Holders and receive Reorganized American Apparel Equity Interests pursuant to the Plan be granted the opportunity to purchase additional Reorganized American Apparel Equity Interests on the terms and subject to the conditions set forth in the Equity Commitment Agreement. The New Equity Investment Interests will not be registered under the Securities Act and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom, as well as contractual restrictions on transfer contained in the New LLC Agreement.

F.	Sources of Cash for Plan Distributions
The Debtors or Reorganized Debtors, as applicable, are authorized to execute and deliver any documents necessary or appropriate to obtain Cash for funding the Plan, including, without limitation, pursuant and subject to the New Exit Financing Documents and Equity Commitment Agreement. All consideration necessary for the

Reorganized Debtors to make payments or distributions pursuant hereto shall be obtained through a combination of one or more of the following: (a) Cash on hand of the Debtors, including Cash from business operations, or distributions from Non-Debtor Affiliates; (b) proceeds of the New Exit Facility Term Loan and the New Equity Investment; (c) the proceeds of any tax refunds and other causes of action; and (d) any other means of financing or funding that the Debtors or the Reorganized Debtors determine is necessary or appropriate, subject to the terms of the New Exit Financing Documents. Further, the Debtors and the Reorganized Debtors shall be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers shall be accounted for and settled in accordance with the Debtors' historical intercompany account settlement practices and shall not violate the terms of the Plan or any orders entered by the Bankruptcy Court with respect to the Debtors' cash management system.

G.	Corporate Governance, Directors and Officers, Employment-Related Agreements and Compensation Programs; Other Agreements
1.    The New LLC Agreement of Reorganized American Apparel and Other Corporate Governance Documents
As of the Effective Date, the New LLC Agreement and the Registration Rights Agreement shall have been Filed as part of the Plan Supplement and shall be in form and substance consistent in all material respects with the Governance Term Sheet. The New LLC Agreement and the certificate of incorporation and bylaws (or comparable constituent documents) of each Reorganized Debtor, among other things, shall prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, each Reorganized Debtor may amend and restate its certificate of formation, operating agreement, certificate of incorporation, bylaws or comparable constituent documents, as applicable, as permitted by applicable non-bankruptcy law, subject to the terms and conditions of such constituent documents. On the Effective Date, or as soon thereafter as is practicable, each Reorganized Debtor shall file any such certificate of formation or certificate of incorporation (or comparable constituent documents) with the secretary of state or jurisdiction or similar office of the state or jurisdiction in which such Reorganized Debtor is incorporated or organized, to the extent required by and in accordance with the applicable corporate law of such state. On or as soon as practicable after the Effective Date, Reorganized American Apparel and the Registration Rights Parties will enter into the Registration Rights Agreement. The Registration Rights Agreement shall provide certain registration rights to the Registration Rights Parties with respect to the Reorganized American Apparel Equity Interests that are issued to such parties under the Plan (including Reorganized American Apparel Equity Interest issued pursuant to the Equity Commitment Agreement).
2.    Directors and Officers of the Reorganized Debtors
In accordance with section 1129(a)(5) of the Bankruptcy Code, from and after the Effective Date, the initial officers and directors of Reorganized American Apparel shall be comprised of the individuals identified in a disclosure to be Filed as part of the Plan Supplement and who will be selected in the manner described below.
The initial officers of Reorganized American Apparel shall include Paula Schneider, Hassan Natha, Chelsea Grayson and other existing officers of the Debtors to the extent such officers are serving in such capacities on the Effective Date.
The New Board shall initially consist of seven (7) directors, including (a) the chief executive officer of Reorganized American Apparel, (b) three independent directors who have relevant industry expertise comprised of (i) one director selected by holders of a majority of the Reorganized American Apparel Equity Interests, (ii) one director selected by Monarch Alternative Capital LP and (iii) one director selected by Goldman Sachs Asset Management, L.P., (c) one additional director selected by Monarch Alternative Capital LP, (d) one director selected by Pentwater Capital Management LP and (e) one director selected by Coliseum Capital Management, LLC.

The directors for the boards of directors of the direct and indirect subsidiaries of Reorganized American Apparel shall be identified and selected by the New Board.
3.    Employment-Related Agreements and Compensation Programs
d.    Except as otherwise provided herein, as of the Effective Date, each of the Reorganized Debtors shall have authority to: (i) maintain, reinstate, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with its active and retired directors, officers and employees, subject to the terms and conditions of any such agreement and applicable non-bankruptcy law; and (ii) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees.
e.    On or after the Effective Date, the New Board shall adopt and implement the Management Incentive Plan.
f.    From and after the Effective Date, the Reorganized Debtors shall continue to administer their workers' compensation programs in accordance with their prepetition practices and procedures. For the avoidance of doubt, if a Claim is not insured under the Debtors’ workers’ compensation program, such Claim shall be treated as a General Unsecured Claim.
4.    Other Matters
Notwithstanding anything to the contrary in the Plan, no provision in any contract, agreement or other document with the Debtors that is rendered unenforceable against the Debtors or the Reorganized Debtors pursuant to sections 541(c), 363(l) or 365(e)(1) of the Bankruptcy Code, or any analogous decisional law, shall be enforceable against the Debtors or Reorganized Debtors as a result of this Plan.
5.    Transactions Effective as of the Effective Date
Pursuant to section 1142 of the Bankruptcy Code and section 303 of the Delaware General Corporation Law and any comparable provisions of the business corporation law of any other state or jurisdiction the following shall occur and be effective as of the Effective Date, if no such other date is specified in such other documents, and shall be authorized and approved in all respects and for all purposes without any requirement of further action by the stockholders or directors of the Debtors or any of the Reorganized Debtors: (a) the Restructuring Transactions, if any; (b) the adoption of new or amended and restated operating agreements, certificates of incorporation and bylaws (or comparable constituent documents) for each Reorganized Debtor; (c) the initial selection of directors and officers for each Reorganized Debtor; (d) the distribution of Cash and other property pursuant to the Plan, subject to Section  V; (e) the authorization and issuance of Reorganized American Apparel Equity Interests pursuant to the Plan, including all Reorganized American Apparel Equity Interests issued pursuant to the Equity Commitment Agreement; (f) the entry into and performance of the New Exit Financing Documents; (g) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; (h) the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, including the Management Incentive Plan, retirement income plans, welfare benefit plans and other employee plans and related agreements; and (i) any other matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Debtors or corporate action to be taken by or required of a Debtor or Reorganized Debtor.

H.	Litigation Trust
1.    Formation of the Litigation Trust
On the Effective Date, the Litigation Trust shall be established pursuant to the Litigation Trust Agreement for the purpose of prosecuting the Specified Causes of Action (as determined by the Litigation Trustee) and making distributions (if any) to holders of Allowed General Unsecured Claims (in their capacities as Litigation Trust

Beneficiaries) in accordance with the terms of the Plan. The Litigation Trust shall have a separate existence from all of the Reorganized Debtors. The Litigation Trust's prosecution of any of the Specified Causes of Action will be on behalf of and for the benefit of the Litigation Trust Beneficiaries.
a.On the Effective Date, the Litigation Trust Assets will be transferred or issued to, and vest in, the Litigation Trust. On the Effective Date, standing to commence, prosecute and compromise all Specified Causes of Action shall transfer to the Litigation Trust; provided, however, that all Causes of Action other than the Specified Causes of Action shall be retained by the Reorganized Debtors and shall not be transferred to the Litigation Trust; provided, further, however, that in the event the Specified Cause of Action against FiveT Capital AG and any of its affiliates is settled or compromised prior to the Effective Date, the proceeds, net of any attorney’s fees and expenses, of any such settlement or compromise shall be contributed to the Litigation Trust as Litigation Trust Assets. A list of all known Causes of Action to be retained by the Reorganized Debtors shall be filed with the Plan Supplement.
a.    Subject to, and to the extent set forth in, the Plan, the Confirmation Order, the Litigation Trust Agreement or other agreement (or any other order of the Bankruptcy Court entered pursuant to, or in furtherance of, the Plan), the Litigation Trust and the Litigation Trustee will be empowered to take the following actions, and any other actions, as the Litigation Trustee determines to be necessary or appropriate to implement the Litigation Trust, all without further order of the Bankruptcy Court:
i.    adopt, execute, deliver or file all plans, agreements, certificates and other documents and instruments necessary or appropriate to implement the Litigation Trust;
ii.    accept, preserve, receive, collect, manage, invest, supervise, prosecute, settle and protect the Specified Causes of Action;
iii.    calculate and make distributions to the Litigation Trust Beneficiaries;
iv.    retain Third Party Disbursing Agents and professionals and other Entities;
v.    file appropriate Tax returns and other reports on behalf of the Litigation Trust and pay Taxes or other obligations owed by the Litigation Trust; and
vi.    dissolve the Litigation Trust.
b.    The Litigation Trust has no objective to, and will not, engage in a trade or business and will conduct its activities consistent with the Plan and the Litigation Trust Agreement.
c.    On the Effective Date, the Debtors will transfer, and will be deemed to have irrevocably transferred, the Litigation Trust Assets to the Litigation Trust. Furthermore, the Debtors' and Creditors' Committee's counsel and financial advisors will provide to the Litigation Trustee (or such professionals designated by the Litigation Trustee) documents and other information gathered, and relevant work product developed, during the Chapter 11 Cases in connection with its investigation of the Specified Causes of Action, provided that the provision of any such documents and information will be without waiver of any evidentiary privileges, including without limitation the attorney-client privilege, work-product privilege or other privilege or immunity attaching to any such documents or information (whether written or oral). The Plan will be considered a motion pursuant to sections 105, 363 and 365 of the Bankruptcy Code for such relief.
d.    The Litigation Trust and the Litigation Trustee will each be a "representative" of the Estates under section 1123(b)(3)(B) of the Bankruptcy Code, and the Litigation Trustee will be the trustee of the Litigation Trust Assets for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), and, as such, the Litigation Trustee succeeds to all of the rights, powers and obligations of a trustee in bankruptcy with respect to collecting, maintaining, administering and liquidating the Litigation Trust Assets. Without limiting other such rights, powers, and obligations, on the Effective Date, the Creditors' Committee will transfer, and will be deemed to have irrevocably transferred, to the Litigation Trust and shall vest in the Litigation Trust, the Litigation Trustee and all of his or her professionals the Creditors' Committee's evidentiary privileges, including, without limitation, the attorney-client privilege, work product privilege and other privileges and immunities that they possess related to the Specified Causes of Action. The Creditors' Committee and its financial advisors will provide to the Litigation Trustee (or such professionals designated by the Litigation Trustee) documents, other information, and work product relating to the Specified Causes of Action, provided that the provision of any such documents and information will be without waiver of any evidentiary privileges or immunity. In pursuing the Specified Causes of Action, the Litigation Trustee shall be entitled to the tolling provisions provided under section 108 of the Bankruptcy Code, and shall succeed to the Debtors’ rights with respect to the time periods in which any of the Specified Causes of Action may be brought under section 546 of the Bankruptcy Code.
e.    To the extent that any Litigation Trust Assets cannot be transferred to the Litigation Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Litigation Trust Assets shall be deemed to have been retained by the Debtors or Reorganized Debtors, as the case may be, and the Litigation Trustee shall be deemed to have been designated as a representative of the Debtors or Reorganized Debtors, as the case may be, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Litigation Trust Assets on behalf of the Debtors or the Reorganized Debtors, as the case may be.
2.    Litigation Trustee
The Litigation Trustee will be the exclusive trustee of the Litigation Trust Assets for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3) and, solely with respect to the Litigation Trust Assets, the representative of the Estate of each of the Debtors appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The powers, rights and responsibilities of the Litigation Trustee will be specified in the Litigation Trust Agreement. The Litigation Trustee will distribute the Litigation Trust Assets (or the proceeds thereof) in accordance with the provisions of the Plan and the Litigation Trust Agreement. Other rights and duties of the Litigation Trustee and the beneficiaries of the Litigation Trust will be as set forth in the Litigation Trust Agreement.
3.    Fees and Expenses of the Litigation Trust
Except as otherwise ordered by the Bankruptcy Court, the Litigation Trust Expenses will be paid from the Litigation Trust Assets in accordance with the Plan and the Litigation Trust Agreement.
4.    Indemnification
The Litigation Trust Agreement may include reasonable and customary indemnification provisions in favor of the Litigation Trustee. Any such indemnification will be the sole responsibility of the Litigation Trust.
5.    Tax Treatment
The Litigation Trust is intended to be treated, for federal income Tax purposes, as a grantor trust that is a liquidating trust within the meaning of Treasury Regulations section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. For U.S. federal income tax purposes, the transfer of the Litigation Trust Assets to the Litigation Trust will be treated as a transfer of the Litigation Trust Assets from the Debtors to the Litigation Trust Beneficiaries, followed by the Litigation Trust Beneficiaries' transfer of the Litigation Trust Assets to the Litigation Trust. The Litigation Trust Beneficiaries will thereafter be treated for U.S. federal income tax purposes as the grantors and deemed owners of their respective shares of the Litigation Trust Assets. The Litigation Trust Beneficiaries shall include in their annual taxable incomes, and pay tax to the extent due on, their allocable shares of each item of income, gain, deduction, loss and credit, and all other such items shall be allocated by the Litigation Trustee to the Litigation Trust Beneficiaries using any reasonable allocation method. The Litigation Trustee will be required by the Litigation Trust Agreement to file income Tax returns for the Litigation Trust as a grantor trust of the Litigation Trust Beneficiaries. In addition, the Litigation Trust Agreement will require consistent valuation by the Litigation Trustee and the Litigation Trust Beneficiaries, for all federal income Tax and reporting purposes, of any property held by the Litigation Trust. The Litigation Trust Agreement will provide that termination of the trust will occur no later than five years after the Effective Date, unless the Bankruptcy Court approves an extension based upon a finding that such an extension is necessary for the Litigation Trust to complete its liquidating purpose. The Litigation Trust Agreement also will limit the investment powers of the Litigation Trustee in accordance with IRS Rev. Proc. 94-45 and will require the Litigation Trust to distribute at least annually to the Litigation Trust Beneficiaries (as such may have been determined at such time) its net income (net of any payment of or provision for Taxes), except for amounts retained as reasonably necessary to maintain the value of the Litigation Trust Assets.

I.	No Revesting of Litigation Trust Assets
No Litigation Trust Asset will revest in any Reorganized Debtor on or after the date such Litigation Trust Asset is transferred to the Litigation Trust but will vest upon such transfer in the Litigation Trust to be administered by the Litigation Trustee in accordance with the Plan and the Litigation Trust Agreement.

J.	Preservation of Causes of Action; Compromise and Settlement of Disputes
1.    Preservation of All Causes of Action Not Expressly Settled or Released
Unless a Cause of Action against any Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including the Confirmation Order and the Final DIP Order), the Debtors expressly reserve such Causes of Action, which are to be either (i) comprised of the Retained Causes of Action and retained by the Debtors or Reorganized Debtors or (ii) comprised of the Specified Causes of Action and transferred to the Litigation Trust pursuant to the Plan, and, therefore, in each case, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppels (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the entry of the Confirmation Order or Effective Date based on the Plan or the Confirmation Order, except where such Causes of Action have been released in the Plan or any Final Order (including the Confirmation Order and the Final DIP Order). In accordance with section 1123(b) of the Bankruptcy Code, the Debtors or Reorganized Debtors or Litigation Trust may enforce all rights to commence and pursue any and all of the Retained Causes of Action or Specified Causes of Action (as applicable), and the Debtors' or Reorganized Debtors' or Litigation Trust's respective rights to commence, prosecute, or settle any such Retained Causes of Action or Specified Causes of Action (as applicable) shall be preserved, notwithstanding entry of the Confirmation Order or the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors, Reorganized Debtors or Litigation Trustee will not pursue any and all available Retained Causes of Action or Specified Causes of Action (as applicable) against it. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Specified Causes of Action that a Debtor may hold against any Entity shall vest in the Litigation Trust and the Litigation Trustee on behalf of the Litigation Trust and any Retained Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors.
2.    Comprehensive Settlement of Claims and Controversies
Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, this Section III.J incorporates an integrated compromise and settlement designed to achieve a beneficial and efficient resolution of these Chapter 11 Cases for all parties in interest. Accordingly, in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan, including the releases set forth in Section IX.E and the Equipment Lease Settlements reflected in the agreements attached as Exhibit L to this Plan, shall constitute a good-faith compromise and settlement of all Claims, disputes, or controversies relating to the rights that a Holder of a Claim may have with respect to any Claim (other than Claims Reinstated hereunder) or any distribution to be made pursuant to the Plan on account of any such Claim (other than Claims Reinstated hereunder).
The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such Claims, disputes, or controversies provided for herein, including the Equipment Lease Settlements attached as Exhibit L to this Plan, and the Bankruptcy Court's determination that such compromises and settlements are in the best interests of the Debtors, their estates, the Reorganized Debtors, creditors and all other parties in interest, and are fair, equitable and within the range of reasonableness. If the Effective Date does not occur, the settlements set forth herein, including the Equipment Lease Settlements, shall be deemed to have been withdrawn without prejudice to the respective positions of the parties.

K.	Reinstatement and Continuation of Insurance Policies
From and after the Effective Date, each of the Debtors' insurance policies in existence as of the Effective Date, regardless of whether such insurance policies are identified on Exhibit C to this Plan, shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Section IV.A of the Plan. Nothing in the Plan shall affect, impair or prejudice the rights of the insurance carriers or the Reorganized Debtors under the insurance policies in any manner, and such insurance carriers and Reorganized Debtors shall retain all rights and defenses under such insurance policies, and such insurance policies shall apply to, and be enforceable by and against, the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors, as existed prior to the Effective Date.

L.	Cancellation and Surrender of Instruments, Securities and Other Documentation
Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Section II, all notes, instruments, certificates, and other documents evidencing Claims or Interests (including, without limitation, the APP Interests, the Prepetition Indenture and the Prepetition Notes) shall be deemed cancelled and surrendered and of no further force and effect against the Debtors and the Debtors, without any further action on the part of any Debtor; provided, however, that the Prepetition Indenture and the Prepetition Notes shall remain in effect after the Effective Date only as follows: (1) for so long as is necessary to permit distributions to be made pursuant to the Plan and the Indenture Trustee to perform necessary functions with respect thereto; and (2) to allow the Indenture Trustee to exercise its charging lien for the payment of its fees and expenses and for indemnification as provided in the Prepetition Indenture. Notwithstanding the foregoing, to the extent not previously paid, the Debtors shall pay all outstanding reasonable and documented fees and expenses of the Indenture Trustee in Cash in full on the Effective Date. From and after the making of the applicable distributions pursuant to Section II, the Holders of the Prepetition Note Secured Claims shall have no rights against the Debtors or the Reorganized Debtors arising from or relating to such instruments and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan. No distribution under the Plan shall be made to or on behalf of any Holder of a Prepetition Note Secured Claim unless the requirements of Section V.C.3 are met.

M.	Release of Liens
Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and consistent with the treatment provided for Claims and Interests in Section II, all mortgages, deeds of trust, liens or other security interests, including any liens granted as adequate protection against the property of any Estate, shall be fully released and discharged, and all of the right, title and interest of any Holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and its successors and assigns. For the avoidance of doubt, the charging liens of the Indenture Trustee under the Prepetition Indenture may be asserted on the distributions to Holders of Allowed Claims in Classes 3A through 3F and, to the extent asserted, shall remain in place until the reasonable and documented fees and expenses of the Indenture Trustee are satisfied. As of the Effective Date, the Reorganized Debtors shall be authorized to execute and file on behalf of creditors Form UCC-3 termination statements, mortgage releases or such other forms as may be necessary or appropriate to implement the provisions of this Section III.M.

N.	Effectuating Documents; Further Transactions
On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan, the Restructuring Transactions, the Reorganized American Apparel Equity Interests issued pursuant to the Plan, the Equity Commitment Agreement and the New Exit Financing Documents, in each case, in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization or consents except those expressly required pursuant to the Plan.

IV.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases
On the Effective Date, except as otherwise provided herein, each of the Debtors' Executory Contracts and Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court shall be deemed rejected as of the Effective Date in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (1) identified on Exhibit C to this Plan (which shall be Filed as part of the Plan Supplement) as an Executory Contract or Unexpired Lease designated for assumption, (2) which is the subject of a separate motion or notice to assume or reject Filed by the Debtors and pending as of the Confirmation Hearing, (3) that previously expired or terminated pursuant to its own terms or (4) that was previously assumed by any of the Debtors.
Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions or rejections of such Executory Contracts and Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order, and not assigned to a third party on or prior to the Effective Date, shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by order of the Bankruptcy Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including, without limitation, any "change of control" provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the counterparty thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors or Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement Exhibit C to the Plan in their discretion prior to the Effective Date on no less than three (3) days' notice to any counterparty to an Executory Contract or Unexpired Lease affected thereby.

B.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases
Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. Exhibit C of the Plan (including any amendments thereto) shall provide notice of the proposed assumption of Executory Contracts and Unexpired Leases and proposed cure amounts with respect thereto and shall be served on the applicable counterparties to such Executory Contract and Unexpired Leases. Such counterparties shall have until 14 days following the date on which Exhibit C or any amendment thereto, as applicable, first identifies the Executory Contract or Unexpired Lease to which such counterparty is a party to File a written objection to such proposed assumption or cure amount, which shall be served on counsel to the Debtors or Reorganized Debtors, as applicable, the Creditors' Committee and the Committee of Lead Lenders. If the Debtors or Reorganized Debtors, as applicable, and such objecting counterparty cannot resolve such objection within 21 days of the Filing date of such objection, the Debtors or Reorganized Debtors, as applicable, shall File a notice of hearing with the Bankruptcy Court and such dispute shall be heard and determined by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount shall be deemed to have assented to such assumption or cure amount.
Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged without further notice to or action, order or approval of the Bankruptcy Court.

C.	Claims Based on Rejection of Executory Contracts and Unexpired Leases
Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Debtors' Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Notice and Claims Agent within 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Proofs of Claim arising from the rejection of the Debtors' Executory Contracts and Unexpired Leases that are not timely filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Reorganized Debtor without the need for any objection by the Reorganized Debtors or further notice to or action, order, or approval of the Bankruptcy Court. All Allowed Claims arising from the rejection of the Debtors' Executory Contracts and Unexpired Leases shall constitute General Unsecured Claims and shall be treated in accordance with Section II.C.4.
The Debtors reserve the right to object to, settle, compromise or otherwise resolve any Claim Filed on account of a rejected Executory Contract or Unexpired Lease.

D.	Contracts and Leases Entered Into After the Petition Date
Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, shall be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) shall survive and remain unaffected by entry of the Confirmation Order.

E.	Reservation of Rights
Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, nor the Debtors' delivery of a notice of proposed assumption and proposed cure amount to applicable contract and lease counterparties shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have 30 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

F.	Pre-Existing Obligations to the Debtors Under Executory Contracts and Unexpired Leases
Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors or Reorganized Debtors under such

Executory Contracts or Unexpired Leases. Notwithstanding any applicable non-bankruptcy law to the contrary, the Debtors and Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, indemnifications or continued maintenance obligations on goods previously purchased by the contracting Debtors or Reorganized Debtors from counterparties to rejected Executory Contracts or Unexpired Leases.

G.	Certain Compensation and Benefit Programs
Notwithstanding anything to the contrary in this Plan, all contracts, agreements, policies, programs and plans in existence on the Petition Date that provided for the issuance of APP Interests or other Interests in any of the Debtors to current or former employees or directors of the Debtors are, to the extent not previously terminated or rejected by the Debtors, rejected or otherwise terminated as of the Effective Date without any further action of the Debtors or Reorganized Debtors or any order of the Court, with rejection damages of $0.00, and any unvested APP Interests or other Interests granted under any such agreements, policies, programs and plans in addition to any APP Interests or other Interests granted under such agreements previously terminated or rejected by the Debtors to the extent not previously cancelled shall be cancelled pursuant to Section III.L. Objections to the treatment of these plans or the Claims for rejection or termination damages arising from the rejection or termination of any such plans, if any, must be submitted and resolved in accordance with the procedures and subject to the conditions for objections to Confirmation. If any such objection is not timely Filed and served before the deadline set for objections to the Plan, each participant in or counterparty to any agreement described in this Section IV.G shall be forever barred from (1) objecting to the rejection or termination provided hereunder, and shall be precluded from being heard at the Confirmation Hearing with respect to such objection; (2) asserting against any Reorganized Debtor, or its property, any default existing as of the Effective Date or any counterclaim, defense, setoff or any other interest asserted or assertable against the Debtors; and (3) imposing or charging against any Reorganized Debtor any accelerations, assignment fees, increases or any other fees as a result of any rejection pursuant to this Section IV.G.

H.	Obligations to Insure and Indemnify Directors, Officers and Employees
1.    Any and all directors and officers liability and fiduciary insurance or tail policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed or assumed and assigned by the applicable Debtor or Reorganized Debtor, pursuant to section 365 of the Bankruptcy Code and Section IV.A. Each insurance carrier under such policies shall continue to honor and administer the policies with respect to the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors prior to the Effective Date.
2.    Reorganized American Apparel shall enter into the Indemnification Agreements with officers, directors and certain employees of the Reorganized Debtors or Debtors (as applicable) serving in such capacity on or after the Petition Date. The form of the Indemnification Agreements shall be Filed as part of the Plan Supplement.
3.    The Reorganized Debtors shall be obligated to indemnify any person, other than the Excluded Parties or any party who is not a Released Party, who is serving or has served (a) as one of the Debtors' directors, officers or employees at any time from and after the Petition Date for any losses, claims, costs, damages or Liabilities resulting from such person's service in such a capacity at any time from and after the Petition Date or (b) as a director, officer or employee of a Non-Debtor Affiliate at any time from and after the Petition Date (provided that nothing herein shall limit any obligations of such Non-Debtor Affiliate), to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, which shall be deemed and treated as Executory Contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive and be unaffected by entry of the Confirmation Order. For the avoidance of doubt, no indemnification obligations to any Excluded Party or a party that is not a Released Party shall be assumed, reinstated or provided for pursuant to the Plan.

V.    PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Allowed Claims as of the Effective Date
Except as otherwise provided in this Section V, distributions to be made on the Effective Date to Holders of Allowed Claims as provided by Section II or this Section V shall be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable by the Debtors or the Reorganized Debtors, as applicable.

B.	Disbursing Agent; No Liability
The Disbursing Agent shall make all distributions required hereunder. The Reorganized Debtors (or such entity as they may designate) shall be appointed to serve as the Disbursing Agent with respect to all Claims and Interests, except that the Litigation Trustee, or its Third Party Disbursing Agent, shall be appointed to serve as the Disbursing Agent with respect to the distributions of the units in the Litigation Trust to Holders of Allowed General Unsecured Claims.
Each of the Reorganized Debtors, any Entity engaged by the Debtors or Reorganized Debtors as a disbursing agent, the Litigation Trustee, and the Third Party Disbursing Agent, shall have all powers, rights, protections, obligations, and duties afforded or imposed upon the Disbursing Agent under the Plan, but solely with respect to those Claims and Interests on account of which the applicable Disbursing Agent is designated to make distributions under the Plan and with respect to the Litigation Trust.
The Debtors, the Reorganized Debtors, the Disbursing Agent, and the Indenture Trustee, as applicable, shall only be required to act and make distributions in accordance with the terms of the Plan. Such parties shall have no (i) liability to any party for actions taken in accordance with the Plan or in reliance upon information provided to it in accordance with the Plan or (ii) obligation or liability for distributions under the Plan to any party who does not hold a Claim against the Debtors as of the Distribution Record Date or any other date on which a distribution is made or who does not otherwise comply with the terms of the Plan.

C.	Delivery of Distributions and Undeliverable Distributions to Holders of Claims
1.    Address for Delivery of Distribution.
Except as otherwise provided in the Plan, distributions to holders of Allowed Claims (other than Holders of DIP Claims or Prepetition Note Secured Claims) shall be made to holders of record as of the Distribution Record Date by the Reorganized Debtors as set forth on the latest date of the following documents: (1) to the signatory set forth on any of the Proofs of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such holder if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address); (2) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors after the date of any related Proof of Claim; (3) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Reorganized Debtors have not received a written notice of a change of address; or (4) on any counsel that has appeared in the Chapter 11 Cases on such Holder's behalf. Subject to this Section V, and unless the Disbursing Agent otherwise determines with respect to a distribution on account of a Claim, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Reorganized Debtors, and the Disbursing Agent shall not incur any liability whatsoever on account of any distributions under the Plan.
2.    Undeliverable Distributions
The Disbursing Agent shall make one attempt to make the distributions contemplated hereunder in accordance with the procedures set forth herein. The Disbursing Agent in its sole discretion may, but shall have no obligation to, attempt to locate holders of undeliverable distributions. Any distributions returned to the Disbursing Agent as undeliverable or otherwise shall remain in the possession of the applicable Reorganized Debtor until such time as a distribution becomes deliverable, and no further distributions shall be made to such Holder unless such Holder notifies the Disbursing Agent of its then current address. Any Holder of an Allowed Claim entitled to a distribution of property under this Plan that does not assert a claim pursuant to the Plan for an undeliverable distribution, or notify the Disbursing Agent of such Holder's then current address, within 180 days after the Effective Date shall have its claim for such undeliverable distribution discharged and shall be forever barred from asserting any such claim against the Reorganized Debtors or their respective property, and such distribution shall be re-allocated as set forth in Section II.C.4.b of the Plan, notwithstanding any federal or state escheat laws to the contrary.
3.    Distributions to Holders of Prepetition Note Secured Claims
On the Confirmation Date or as soon as reasonably practical thereafter, the Disbursing Agent shall send to the banks, brokers or other financial institutions that hold the Prepetition Notes in "street name" in their accounts with the Depository Trust Company (the "DTC Participating Nominees") and/or their mailing agent(s), a package of materials (collectively, the "Noteholder Distribution Package") to be forwarded to the Holders of Prepetition Note Secured Claims within five (5) Business Days of receipt by the DTC Participating Nominees or the mailing agent(s), as applicable. The Noteholder Distribution Package shall contain: (i) a Member Certification form; (ii) a counterpart signature page to the New LLC Agreement; and (iii) instructions regarding the foregoing. The form of the Noteholder Distribution Package shall be Filed with the Plan Supplement.
Distributions to Holders of Allowed Prepetition Note Secured Claims shall only be made to those Holders that have delivered to the Debtors or Reorganized Debtors (as applicable) (a) a properly completed and duly executed Member Certification and a duly executed counterpart signature page to the New LLC Agreement (the "Initial Required Documentation"), and (b) any additional documentation or information as the Debtors or Reorganized Debtors (as applicable) reasonably request (the "Additional Required Documentation" and, together with the Initial Required Documentation, the "Required Documentation"). A Holder of Allowed Prepetition Note Secured Claims shall not be permitted to exercise any rights in connection with the Reorganized American Apparel Equity Interests unless and until it delivers all of the Required Documentation to the Debtors or Reorganized Debtors, as applicable. If such Holder does not deliver the Required Documentation to the Reorganized Debtors within 180 days of the Effective Date (the "Noteholder Distribution Deadline"), such Holder will be deemed to have waived its distribution and will no longer be entitled to any distribution on account of its Prepetition Note Secured Claims; provided, however, that if the Reorganized Debtors request any Additional Required Documentation from a Holder less than ten (10) Business Days prior to the Noteholder Distribution Deadline, the Noteholder Distribution Deadline shall automatically be extended, solely with respect to such Holder, to the date that is ten (10) Business Days after such request. A Holder that fails to deliver valid and complete Required Documentation in a timely fashion shall have its claim for such undeliverable distribution, and any subsequent distribution to which Holder may have been entitled, discharged and shall be forever barred from asserting any such claim against the Reorganized Debtors or their respective property, notwithstanding any federal or state escheat laws to the contrary.
Notwithstanding anything to the contrary in this Plan or the Disclosure Statement, a Holder of Allowed Prepetition Note Secured Claims (that is not also a Supporting Party) that would otherwise be entitled to a distribution of Reorganized American Apparel Equity Interests shall not receive a distribution of Reorganized American Apparel Equity Interests in respect of such Claims, and shall instead be entitled to an alternative distribution of Cash in an amount equal to such Holder's Allowed Prepetition Note Secured Claims, to the extent the Requisite Supporting Parties in their sole discretion request the Debtors or Reorganized Debtors (as applicable) to make such alternative distribution to such Holder (any such holder, a "Cash-Out Noteholder"). Notwithstanding anything to the contrary in the Plan, this Disclosure Statement, or the Equity Commitment Agreement, Cash-Out Noteholders shall not be permitted to purchase Reorganized American Apparel Equity Interests pursuant to the Additional Equity Election
The Disbursing Agent shall provide the Requisite Supporting Parties with regular reports of the Holders of Allowed Prepetition Note Secured Claims that have submitted complete and valid Required Documentation (each, a "Valid Required Documentation Report"). The Requisite Supporting Parties must make a determination, in their sole discretion, as to which Holders are to be Cash-Out Noteholders and must then convey that determination to the

Disbursing Agent within five (5) Business Days of the date the Disbursing Agent provides the Requisite Supporting Parties with a Valid Required Documentation Report.
The Reorganized Debtors shall make distributions of Reorganized American Apparel Equity Interests, or the abovementioned alternative cash distribution, to each Holder of Allowed Prepetition Note Secured Claims.
Subject to the terms and conditions set forth in the Equity Commitment Agreement, each Person that was a Holder of Allowed Prepetition Note Secured Claims as of the Distribution Record Date shall have the right to elect to purchase, in its sole discretion at any time from the Closing Date (as defined in the Equity Commitment Agreement) until 5:00 p.m., prevailing Eastern time, on the date that is 30 days following the Closing Date (the "Additional Equity Election Deadline"), a number of additional Reorganized American Apparel Equity Interests (and no less than such amount) calculated in accordance with the Equity Commitment Agreement (the "Additional Equity Election"). To purchase such Additional American Apparel Equity Interests, such Holder of an Allowed Prepetition Note Secured Claim must submit a properly completed and duly executed Election Form (as defined in the Equity Commitment Agreement) and corresponding payment to the Disbursing Agent on or before the Additional Equity Election Deadline and otherwise complying with the terms and conditions set forth in the Equity Commitment Agreement, this Plan, the Disclosure Statement, the Confirmation Order and the instructions accompanying the Election Form. A Holder of Allowed Prepetition Note Secured Claims shall not be permitted to purchase Reorganized American Apparel Equity Interests pursuant to the Additional Equity Election unless and until it delivers all of the Required Documentation to the Debtors or Reorganized Debtors, as applicable. If such Holder does not deliver all of the Required Documentation to the Reorganized Debtors by 5:00 p.m., prevailing Eastern time, on the date that is ten (10) Business Days after the Distribution Record Date, such Holder shall be deemed to have waived its right to purchase Reorganized American Apparel Equity Interests pursuant to the Additional Equity Election and shall no longer be entitled to purchase any such Reorganized American Apparel Equity Interests; provided, however, that if the Reorganized Debtors request any Additional Required Documentation from a Holder, such deadline shall automatically be extended, solely with respect to such Holder, to the date that is five (5) Business Days after such request. As promptly as practicable after the Effective Date, the Reorganized Debtors shall deliver the Offer Notice (as defined in the Equity Commitment Agreement), including the Election Form, to each Holder of Prepetition Note Secured Claims that has delivered the Required Documentation to the Reorganized Debtors and is not a Cash-Out Noteholder. Thereafter, the Reorganized Debtors shall deliver the Offer Notice, including the Election Form, to each other Holder of Prepetition Note Secured Claims that subsequently delivers the Required Documentation to the Reorganized Debtors and is not a Cash-Out Noteholder, as promptly as practicable following such delivery of Required Documentation. The form of the Election Form, including the instructions thereto, shall be Filed with the Plan Supplement.
The Reorganized American Apparel Equity Interests will be issued in uncertificated book-entry form, and the distribution of Reorganized American Apparel Equity Interests to Holders of Allowed Prepetition Note Secured Claims pursuant to the Plan will be evidenced solely by entry of such issuance in the books and records of Reorganized American Apparel. All subsequent sales and other transfers of Reorganized American Apparel Equity Interests will be subject to the restrictions set forth in the New LLC Agreement and will be valid and recognized only if made in accordance with the terms and conditions set forth in the New LLC Agreement.
If it is determined by the Disbursing Agent that it can collect any of the aforementioned certifications and information using one or more of the DTC’s existing platforms, the Disbursing Agent shall be authorized to tailor these procedures accordingly.

D.	Distribution Record Date
As of 5:00 p.m. (prevailing Eastern Time) on the Distribution Record Date, the transfer registers for Claims shall be closed. The Disbursing Agent shall have no obligation to recognize the transfer or sale of any Claim that occurs after such time on the Distribution Record Date and shall be entitled for all purposes herein to recognize and make distributions only to those Holders who are Holders of Claims as of 5:00 p.m. on the Distribution Record Date.

Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to 5:00 p.m. (prevailing Eastern Time) on the Distribution Record Date shall be treated as the Holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

E.	Minimum Distributions and Fractional Interests
No fractional amount of Reorganized American Apparel Equity Interests shall be distributed under this Plan. To the extent any Holder of a Prepetition Note Secured Claim would be entitled to receive a fractional amount of Reorganized American Apparel Equity Interests, the Debtors or Reorganized Debtors, as applicable, shall round downward the number of such interests to be distributed to that Holder to the nearest whole integer. No consideration shall be provide in lieu of such fractional amounts of interests that are rounded down.
No distribution of less than twenty-five dollars ($25.00) shall be made by the Disbursing Agent to the holder of any Claim unless a request therefor is made in writing to the Disbursing Agent within 180 days of the Effective Date. Each distribution of less than twenty-five dollars ($25.00) as to which no such request is made shall automatically revert without restriction to the Reorganized Debtors on the 181st day after the Effective Date.

F.	Compliance with Tax Requirements
In connection with the Plan and all instruments issued in connection herewith and distributed hereunder, to the extent applicable, the Debtors, the Reorganized Debtors, Litigation Trustee, the Disbursing Agent or any other party issuing any instruments or making any distributions under the Plan shall comply with all applicable Tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan and all related agreements shall be subject to such withholding and reporting requirements. Each of the Debtors, Reorganized Debtors, Litigation Trustee, and the Disbursing Agent, as applicable, shall be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, including applying a portion of any Cash distribution to be made under the Plan to pay applicable Tax withholding. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax. Any amounts withheld pursuant to the immediately preceding sentence shall be deemed to have been distributed and received by the applicable recipient for all purposes of the Plan. Notwithstanding any other provision of the Plan, each Holder of an Allowed Claim receiving a distribution pursuant to the Plan shall have the sole and exclusive responsibility for the satisfying and paying of any Tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other Tax obligations. Any party issuing any instrument or making any distribution to the Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to the issuing or disbursing party for the payment of any tax obligations.
Any party entitled to receive any property as an issuance or distribution under the Plan shall be required, if so requested, to deliver to the Disbursing Agent (or such other Entity designated by the Debtors, which Entity shall subsequently deliver to the Disbursing Agent) an appropriate Form W-9 or (if the payee is a foreign Entity) Form W-8, unless such Entity is exempt under the Internal Revenue Code and so notifies the Disbursing Agent. Unless a properly completed Form W-9 or Form W-8, as appropriate, is delivered to the Disbursing Agent (or such other Entity), the Disbursing Agent, in its sole discretion, may (a) make a distribution net of any applicable withholding, including backup withholding, or (b) reserve such distribution. If the Disbursing Agent reserves such distribution, and the Holder fails to comply with the requirement to deliver the Form W-9 or Form W-8 within 180 days after the Effective Date, such distribution shall be deemed undeliverable in accordance with Section V.C.2.

G.	Manner of Payment Under the Plan.
Unless a Holder of an Allowed Claim and the Disbursing Agent otherwise agree, any distribution to be made in Cash under the Plan shall be made, at the election of the Disbursing Agent, by check drawn on a domestic bank or by wire transfer from a domestic bank. Cash payments to foreign creditors may, in addition to the foregoing, be made at the option of the Disbursing Agent in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

H.	Time Bar to Cash Payments.
Checks issued in respect of Allowed Claims shall be null and void if not negotiated within 180 days after the date of issuance thereof. Requests for reissuance of any voided check shall be made directly to the Disbursing Agent by the Entity to whom such check was originally issued. Any claim in respect of such a voided check shall be made within 30 days after the date upon which such check was deemed void. If no request is made as provided in the preceding sentence, any claims in respect of such voided check shall be discharged and forever barred and such unclaimed distribution shall be re-allocated ratably to other Holders of Allowed General Unsecured Claims that are not Prepetition Note Deficiency Claims, notwithstanding any federal or state escheat laws to the contrary.

I.	Setoffs
Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Claim and the payments or distributions to be made on account of the Claim the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized Debtor may hold against the Holder of the Claim; provided, however, that the failure to effect a setoff shall not constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any claims, rights and causes of action that the Debtor or Reorganized Debtor may possess against the Holder of a Claim; provided, further, however, that the Debtor or Reorganized Debtor shall not set off or assert a right of set off against any Prepetition Note Secured Claims, Prepetition ABL Claims or DIP Claims.

J.	Allocation Between Principal and Accrued Interest
Except as otherwise provided in the Plan, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, accrued through the Effective Date.

K.	Distributions to Holders of Disputed Claims
Notwithstanding any other provision of the Plan, (1) no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim, if ever and (2) except as otherwise agreed to by the relevant parties, no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order.
To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. On the Distribution Date that is at least 30 days after a Disputed Claim becomes an Allowed Claim (or such lesser period as the Disbursing Agent may determine), the Holder of such Claim shall receive the distribution (if any) to which such Holder would have been entitled under the Plan as of the Effective Date (including any payments such Holder would have been entitled to on the Distribution Date on which such Holder is receiving its initial payment) if such claim had been Allowed as of the Effective Date, without any interest to be paid on account of such Claim.

L.	Distributions to Holders of Allowed General Unsecured Claims
Except as set forth in this paragraph and only to the extent applicable, on each Distribution Date, the Disbursing Agent will distribute to each Holder of an Allowed General Unsecured Claim its Pro Rata share of the GUC Support Payment minus the aggregate amount of Cash previously distributed upon such Claim; provided, however, that the Disbursing Agent may postpone such distribution if it determines that, taking into account the aggregate amount of the distribution and the number of such Holders eligible to receive distributions thereunder, the expense of administering such distribution does not warrant making such distribution. On a date selected by the Disbursing Agent in its discretion, that is no later than 60 days after all Disputed Claims in Classes 4A through 4F have become Allowed Claims or shall have been disallowed, the Disbursing Agent shall distribute to each Holder of an Allowed General Unsecured Claim its Pro Rata share of the GUC Support Payment (to the extent applicable) minus the aggregate amount of Cash previously distributed upon such Claim; provided, however, that if the aggregate amount of amount of Cash to be distributed to Holders of Allowed General Unsecured Claims on such date is likely to exceed the expense of administering such distribution, then the Disbursing Agent may, in its discretion, contribute such funds to one or more charitable organizations exempt from income tax under section 501(c)(3) of the Internal Revenue Code selected by the Disbursing Agent and that is unrelated to the Disbursing Agent.

VI.	DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

A.	Allowance of Claims
After the Effective Date, the Reorganized Debtors shall have and retain any and all rights and defenses the Debtors had with respect to any Claim immediately prior to the Effective Date, except with respect to any Claim deemed Allowed under the Plan. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order (including the Confirmation Order) in the Chapter 11 Cases allowing such Claim. All settled Claims approved prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court pursuant to Bankruptcy Rule 9019 or otherwise shall be binding on all parties.
Any Claim that has been listed in the Schedules as disputed, contingent or unliquidated, and for which no Proof of Claim has been timely filed, is not considered Allowed and shall be expunged without further action and without any further notice to or action, order or approval of the Bankruptcy Court.

B.	Prosecution of Objections to Claims
4.    Prosecution of Objections to Claims and Settlement of Claims
Except as otherwise specifically provided in the Plan, and subject to the Oversight Authority set forth below in Section VI.B.2, the Debtors, prior to the Effective Date, and the Reorganized Debtors, after the Effective Date, shall have the sole authority: (1) to File, withdraw or litigate to judgment, objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Bankruptcy Court; and (3) to administer and adjust the claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Bankruptcy Court.
5.    Oversight Authority
After the Effective Date, the Litigation Trustee shall monitor the Claims reconciliation, objection, estimation and settlement process conducted by the Reorganized Debtors, provide guidance to the Reorganized Debtors with respect thereto, and address the Bankruptcy Court as it determines is necessary or appropriate including, without limitation, by objecting to or seeking to estimate General Unsecured Claims and Disputed Claims (the “Oversight Authority”). In connection therewith, the Reorganized Debtors shall notify and consult with the Litigation Trustee prior to entering into any settlement or compromise of any Disputed Claim with respect to which the Allowed amount of such Disputed Claim will be greater than $100,000 (the “Oversight Claims”). The Litigation Trustee shall have a period of seven (7) Business Days after receipt of such notice to review the proposed settlement or compromise and notify the Reorganized Debtors of objections, if any, to the proposed settlement or compromise of such Oversight Claims, after which the Reorganized Debtors will either resolve the objection with the Litigation Trustee, or alternatively, file a motion with the Bankruptcy Court seeking approval of such proposed settlement or compromise. The Litigation Trustee shall be afforded ten (10) Business Days to file an objection to any motion to approve a settlement or compromise of an Oversight Claim. In the event the Litigation Trustee fails to timely file an objection with the Bankruptcy Court within such proscribed ten (10) Business Day period, the Reorganized Debtors shall be authorized to enter into the settlement or compromise without further order of the Bankruptcy Court. The Oversight Authority shall terminate upon the final Periodic Distribution. The fees and expenses of the Litigation Trustee incurred in connection with exercising the Oversight Authority, monitoring, evaluating or reconciling any Claims, in connection with any objection to, estimation or settlement of Claims or any matters before the Bankruptcy Court with respect to any of the foregoing shall be reimbursed solely from the Litigation Trust Assets.

C.	Estimation of Claims
The Debtors, prior to the Effective Date, and the Reorganized Debtors after the Effective Date, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

D.	[Reserved.]

E.	Disallowance of Certain Claims
Consistent with Bankruptcy Rule 3003(c), the Debtors shall recognize the master Proof of Claim filed by the Indenture Trustee in respect of the Prepetition Note Secured Claims and Prepetition Note Deficiency Claims. Accordingly, any Proof of Claim filed by a Holder of a Prepetition Note Secured Claim or Prepetition Note Deficiency Claim shall be disallowed as duplicative of the Indenture Trustee's master Proof of Claim and deemed expunged from the claims register, without further action or Bankruptcy Court order.

F.	Offer of Judgment
The Reorganized Debtors are authorized to serve upon a Holder of a Disputed Claim an offer to allow judgment to be taken on account of such Disputed Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the Holder of a Disputed Claim must pay the costs incurred by the Reorganized Debtors after the making of such offer, the Reorganized Debtors are entitled to set off such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.

VII.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

A.	Conditions to Confirmation
The Bankruptcy Court shall not be requested to enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to Section VII.C:
6.    The Bankruptcy Court shall have entered the Disclosure Statement Order.
7.    The Plan and Confirmation Order shall be in form and substance acceptable to the Debtors and the Requisite Supporting Parties.

B.	Conditions to the Effective Date
The Effective Date shall not occur, and the Plan shall not be consummated unless and until the following conditions have been satisfied or duly waived pursuant to Section VII.C:

1.    All documents and agreements necessary to consummate the Plan shall have been effected or executed.
2.    The Confirmation Order shall be in full force and effect, and no stay thereof shall be in effect.
3.    All other documents and agreements necessary to implement the Plan on the Effective Date including without limitation the documents and agreements evidencing the New Exit Facility Term Loan shall have been executed and delivered and all other actions required to be taken in connection with the Effective Date shall have occurred.
4.    The Debtors have received from the Commitment Parties all funds comprising the New Equity Investment or such funds have been funded into the escrow account in accordance with the Equity Commitment Agreement.
5.    The Debtors have obtained the Additional New Capital Commitment.
6.    All conditions precedent to the effectiveness of the New Exit Facility Term Loan shall have been satisfied or waived in accordance therewith (except any condition precedent requiring that all conditions to the Effective Date shall have been satisfied or waived).
7.    The New Securities and Documents shall be in form and substance acceptable to the Debtors and the Requisite Supporting Parties.
8.    All statutory fees and obligations then due and payable to the Office of the United States Trustee shall have been paid and satisfied in full.

C.	Waiver of Conditions to Confirmation or the Effective Date
The conditions to Confirmation and the conditions to the Effective Date (other than such conditions set forth in Section VII.B.2 and Section VII.B.4) may be waived in whole or part at any time by the Debtors, with the consent of the Requisite Supporting Parties. In addition, the Creditors’ Committee shall have consultation rights on the conditions to Confirmation and the conditions to the Effective Date (other than such conditions set forth in Section VII.B.2 and Section VII.B.4), and consent rights on the condition to the Effective Date set forth in Section VII.B.5.

D.	Effect of Nonoccurrence of Conditions to the Effective Date
The Debtors reserve the right to seek to vacate the Plan at any time prior to the Effective Date. If the Confirmation Order is vacated pursuant to this Section VII.D: (1) the Plan shall be null and void in all respects, including with respect to (a) the discharge of Claims pursuant to section 1141 of the Bankruptcy Code, (b) the assumption, assumption and assignment or rejection of Executory Contracts and Unexpired Leases, as applicable, and (c) the releases described in Section IX.E; and (2) nothing contained in the Plan shall (a) constitute a waiver or release of any claims by or against, or any Interest in, any Debtor or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

VIII.	NON-CONSENSUAL CONFIRMATION
In the event that any Impaired Class of Claims or Interests rejects this Plan, the Debtors reserve the right, without any delay in the occurrence of the Confirmation Hearing or Effective Date, to (A) request that the Bankruptcy Court confirm this Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to such non-accepting Class, in which case this Plan shall constitute a motion for such relief and/or (B) amend this Plan in accordance with Section XI.A.

IX.	EFFECT OF CONFIRMATION

A.	Dissolution of Official Committees
Except to the extent provided herein, upon the Effective Date, the current and former members of the Creditors' Committee and any other creditor, equity or other committee appointed pursuant to section 1102 of the Bankruptcy Code in the Chapter 11 Cases, and their respective officers, employees, counsel, advisors and agents, shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases; provided, however, that following the Effective Date the Creditors' Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (1) Claims and/or applications for compensation by Professionals and requests for allowance of Administrative Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; (2) any appeals to which the Creditors' Committee is a party; and (3) any adversary proceedings or contested matters as of the Effective Date to which the Creditors' Committee is a party. Following the completion of the Creditors' Committee's remaining duties set forth above, the Creditors' Committee shall be dissolved, and the retention or employment of the Creditors' Committee's respective attorneys, accountants and other agents shall terminate. Following the Effective Date, the Creditors’ Committee’s Professionals are entitled to payment for the reasonable and documented fees and expenses related to the services set forth in (1) and (3) of this subsection and, consistent with Section II.A.1.g of the Plan, such payments shall be made without any further notice to or action, order, or approval of the Bankruptcy Court; provided, however, the Creditors’ Committee’s Professionals are not entitled to any payment for the reasonable and documented fees and expenses related to the services set forth in (2) of this subsection or related to the appeal of the Confirmation Order unless the Debtors or Reorganized Debtors consent to the Creditors Committee’s participation in such appeal, which consent shall not be unreasonably withheld, or a court of competent jurisdiction authorizes the Creditors’ Committee to participate in such appeal for cause shown.

B.	Discharge of Claims and Interests
Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Interests arising or existing on or before the Effective Date, including any interest accrued on Claims from and after the Petition Date. From and after the Effective Date, the Debtors shall be discharged from any and all Claims and Interests that arose or existed prior to the Effective Date, subject to the obligations of the Debtors under the Plan.

C.	Injunctions
As of the Effective Date, except with respect to the obligations of the Reorganized Debtors under the Plan or the Confirmation Order, all Entities that have held, currently hold or may hold any Claims or Interests, obligations, suits, judgments, damages, demands, debts, rights, causes of action or Liabilities that are waived, discharged or released under the Plan shall be permanently enjoined from taking any of the following enforcement actions against the Debtors, the Reorganized Debtors, the Released Parties or any of their respective assets or property on account of any such waived, discharged or released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or Liabilities: (1) commencing or continuing in any manner any action or other proceeding; (2) enforcing, levying, attaching, collecting or recovering in any manner any judgment, award, decree or order; (3) creating, perfecting or enforcing any lien or encumbrance; (4) asserting any right of setoff, subrogation or recoupment of any kind against any debt, liability or obligation due to any Debtor, Reorganized Debtor or Released Party; and (5) commencing or continuing any action, in any manner, in any place to assert any Claim waived, discharged or released under the Plan or that does not otherwise comply with or is inconsistent with the provisions of the Plan.

D.	Exculpation
From and after the Effective Date, the Released Parties, the Debtors and the Reorganized Debtors shall neither have nor incur any liability to any Entity, and no Holder of a Claim or Interest, no other party in interest and none of their respective Representatives shall have any right of action against any Debtor, Reorganized Debtor, Released Party or any of their respective Representatives for any act taken or omitted to be taken before the Effective Date in connection with, related to or arising out of the Chapter 11 Cases, any of the Debtors or the Estates or the negotiation, consideration, formulation, preparation, dissemination, implementation, Confirmation or consummation of the Restructuring Support Agreement, Plan, the Exhibits, the Disclosure Statement, the DIP Credit Agreement, any of the New Exit Financing Documents, any of the New Securities and Documents, the Restructuring Transactions or any other transactions proposed in connection with the Chapter 11 Cases, or any distributions made under or in connection with the Plan or any contract, instrument, release or other agreement or document created or entered into or any other act taken or omitted to be taken in connection therewith or in connection with any other obligations arising under the Plan or the obligations assumed hereunder; provided, however, that the foregoing provisions of this Section IX.D shall have no effect on the liability of (1) any Entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (2)  any Released Party that would otherwise result from any act or omission of such Released Party to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct (including fraud).

E.	Releases
1.    Releases by Debtors and Reorganized Debtors
Without limiting any other applicable provisions of, or releases contained in, the Plan, as of the Effective Date, to the fullest extent permitted by law, the Debtors and the Reorganized Debtors, on behalf of themselves and their affiliates, the Estates and their respective successors, assigns and any and all Entities who may purport to claim by, through, for or because of them, shall forever release, waive and discharge all Liabilities that they have, had or may have against any Released Party with respect to any of the Debtors or the Estates, the Chapter 11 Cases or the negotiation, consideration, formulation, preparation, dissemination, implementation, Confirmation or consummation of the Restructuring Support Agreement, the Plan, the Exhibits, the Disclosure Statement, the DIP Credit Agreement, the New Exit Financing Documents, any of the New Securities and Documents, the Restructuring Transactions or any other transactions proposed in connection with the Chapter 11 Cases or any distributions made under or in connection with the Plan or any contract, instrument, release or other agreement or document created or entered into or any other act taken or omitted to be taken in connection therewith or in connection with any obligations arising under the Plan or the obligations assumed hereunder; provided, however, that the foregoing provisions of this Section IX.E.1 shall not affect (a) the liability of any Released Party that otherwise would result from any act or omission to the extent that act or omission subsequently is determined in a Final Order to have constituted gross negligence or willful misconduct (including fraud), (b) any rights to enforce the Plan or the other contracts, instruments, releases, agreements or documents to be, or previously, entered into or delivered in connection with the Plan, (c) except as otherwise expressly set forth in this Plan, any objections by the Debtors or the Reorganized Debtors to Claims or Interests filed by any Entity against any Debtor and/or the Estates, including rights of setoff, refund or other adjustments, (d) the rights of the Debtors to assert any applicable defenses in litigation or other proceedings with their employees (including the rights to seek sanctions, fees and other costs) and (e) any claim of the Debtors or Reorganized Debtors, including (but not limited to) cross-claims or counterclaims or other causes of action against employees or other parties, arising out of or relating to actions for personal injury, wrongful death, property damage, products liability or similar legal theories of recovery to which the Debtors or Reorganized Debtors are a party.
2.    Releases by Holders of Claims
Without limiting any other applicable provisions of, or releases contained in, the Plan, as of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the consideration and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan, unless otherwise provided in the Confirmation Order, each

Holder of a Claim that (a) votes in favor of the Plan or (b) either (i) abstains from voting or (ii) votes to reject the Plan and, in the case of either (i) or (ii), does not opt out of the voluntary release contained in this Section IX.E.2 by checking the opt out box on the Ballot and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan, shall be deemed to forever release, waive and discharge all Liabilities in any way that such Entity has, had or may have against any Released Party (which release shall be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code), in each case, relating to any of the Debtors or the Estates, the Chapter 11 Cases or the negotiation, consideration, formulation, preparation, dissemination, implementation, Confirmation or consummation of the Restructuring Support Agreement, the Plan, the Exhibits, the Disclosure Statement, the DIP Credit Agreement, the New Exit Financing Documents, any of the New Securities and Documents, the Restructuring Transactions or any other transactions proposed in connection with the Chapter 11 Cases or any contract, instrument, release or other agreement or document created or entered into or any other act taken or omitted to be taken in connection therewith or in connection with any obligations arising under the Plan or the obligations assumed hereunder; provided, however, that the foregoing provisions of this Section IX.E.2 shall have no effect on the liability of (a) any Entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan and (b)  any Released Party that would otherwise result from any act or omission of such Released Party to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct (including fraud). Notwithstanding any language to the contrary contained in the Disclosure Statement, the Plan and/or the Confirmation Order, no provision shall release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor included in the Released Parties, from liability to the SEC, in connection with any legal action or claim brought by such governmental unit against such person(s).

F.	Votes Solicited in Good Faith
The Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors (and each of their respective affiliates, agents, directors, officers, members, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities offered and sold under the Plan and therefore have not, and on account of such offer and issuance will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer or issuance of the securities offered and distributed under the Plan.

G.	Term of Injunctions or Stays
Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

H.	Termination of Certain Subordination Rights
The classification and manner of satisfying Claims under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, sections 510(a) and 510(c) of the Bankruptcy Code or otherwise, that a Holder of a Claim or Interest may have against other Claim or Interest Holders with respect to any distribution made pursuant to the Plan. All subordination rights that a Holder of a Claim, other than a Holder of a Claim Reinstated hereunder, may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Accordingly, distributions pursuant to the Plan shall not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

X.	RETENTION OF JURISDICTION
Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including jurisdiction to:
6.    Allow, disallow, estimate, determine, liquidate, reduce, classify, re-classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the amount, allowance, priority or classification of Claims or Interests;
7.    Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;
8.    Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom;
9.    Ensure that distributions to Holders of Claims are accomplished pursuant to the provisions of the Plan;
10.    Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications Filed in the Bankruptcy Court involving any Debtor or any Reorganized Debtor that may be pending on the Effective Date or brought thereafter;
11.    Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;
12.    Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any Entity's rights arising from or obligations incurred in connection with the Plan or such documents;
13.    Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;
14.    Hear and determine any matter, case, controversy, suit, dispute, or Causes of Action regarding the existence, nature and scope of the releases, injunctions, and exculpation provided under the Plan, and issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to implement, enforce or restrain interference by any Entity with respect to the consummation, implementation or enforcement of the Plan or the Confirmation Order, including the releases, injunctions, and exculpation provided under the Plan;
15.    Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

16.    Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;
17.    Enforce, clarify or modify any orders previously entered by the Bankruptcy Court in the Chapter 11 Cases;
18.    Enter a final decree closing the Chapter 11 Cases;
19.    Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes;
20.    Recover all assets of the Debtors and their Estates, wherever located; and
21.    Hear any other matter over which with the Bankruptcy Court has jurisdiction.
If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter, including the matters set forth in this Section X, the provisions of this Section X shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

XI.	MISCELLANEOUS PROVISIONS

A.	Modification of the Plan
Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and the consent of the Requisite Supporting Parties and, to the extent a modification to the Plan disproportionately affects a Supporting Party, the consent of such Supporting Party, the Debtors reserve the right to alter, amend or modify the Plan before its substantial consummation. Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court. Holders of Claims that have accepted the Plan shall be deemed to have accepted the Plan, as amended, modified, or supplemented, if the proposed amendment, modification, or supplement does not materially and adversely change the treatment of the Claim of such Holder; provided, however, that any Holders of Claims who were deemed to accept the Plan because such Claims were Unimpaired shall continue to be deemed to accept the Plan only if, after giving effect to such amendment, modification, or supplement, such Claims continue to be Unimpaired.

B.	Revocation of the Plan
The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date or at the Confirmation Hearing. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then the Plan shall be null and void in all respects with respect to such Debtors or, if consented to by the Requisite Supporting Parties, all Debtors, and nothing contained in the Plan shall: (1) prejudice in any manner the rights of any such Debtor(s) or any other party in interest with respect to such Debtor(s); or (2) constitute an admission of any sort by any such Debtor(s) or any other party in interest with respect to such Debtor(s). The revocation or withdrawal of the Plan with respect to one or more Debtors shall not require the re-solicitation of the Plan with respect to the remaining Debtors.

C.	Conversion or Dismissal of Certain of the Chapter 11 Cases
If the requisite Classes do not vote to accept this Plan or the Bankruptcy Court does not confirm this Plan, the Debtors reserve the right to have any Debtor's Chapter 11 Case dismissed or converted, or to liquidate or dissolve any Debtor under applicable non-bankruptcy procedure or chapter 7 of the Bankruptcy Code.

D.	Inconsistency
In the event of any inconsistency among the Plan, the Disclosure Statement, or any exhibit or schedule to the Disclosure Statement, the provisions of the Plan shall govern. In the event of any inconsistencies among the Plan and the New Securities and Documents, the New Securities and Documents (as applicable) shall control.

E.	Exhibits / Schedules
All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and constitute a part of the Plan as if set forth herein.

F.	Section 1145 Exemption
To the maximum extent provided by section 1145(a) of the Bankruptcy Code, the Reorganized American Apparel Equity Interests issued under the Plan shall be exempt from registration under the Securities Act and any state's securities law registration requirements and all rules and regulations promulgated thereunder.

G.	Exemption from Transfer Taxes
Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under or in connection with the Plan, including the Reorganized American Apparel Equity Interests issued pursuant to the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan (including, without limitation, the New Exit Financing Documents, the Restructuring Transactions, the New LLC Agreement, the New Equity Investment, the Equity Commitment Agreement and the creation of the Litigation Trust), shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

H.	Request for Expedited Determination of Taxes
Reorganized American Apparel and any Reorganized Debtor may request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, on behalf of the Debtor for any and all taxable periods ending after the Petition Date through, and including, the Effective Date.

I.	Severability
If prior to the entry of the Confirmation Order, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court may, at the request of the Debtors, subject to the consent of the Requisite Supporting Parties, alter and interpret such term or provision to the extent necessary to render it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as so altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remaining terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

J.	Governing Law
Except to the extent that (1) the Bankruptcy Code or other federal law is applicable or (2) an exhibit or schedule to the Plan or the Disclosure Statement or any agreement entered into with respect to any of the Restructuring Transactions provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit, schedule or agreement), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws that would require application of the laws of another jurisdiction.

K.	No Admissions
If the Effective Date does not occur, the Plan shall be null and void in all respects, and nothing contained in the Plan shall (1) constitute a waiver or release of any claims by or against, or any interests in, any of the Debtors or any other Entity, (2) prejudice in any manner the rights of any of the Debtors or any other Entity, or (3) constitute an admission of any sort by any of the Debtors or any other Entity.

L.	Successors and Assigns
The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

M.	Service of Documents
To be effective, any pleading, notice or other document required by the Plan or the Confirmation Order to be served on or delivered to counsel to the Debtors, the Reorganized Debtors, the Creditors' Committee, the Prepetition Agent, the Indenture Trustee, and each of the Requisite Supporting Parties must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:
1.    The Debtors and the Reorganized Debtors
JONES DAY
555 South Flower Street, 50th Floor
Los Angeles, California 90071
Telephone: (213) 489-3939
Facsimile: (213) 243-2539
Richard L. Wynne, Esq.
Erin N. Brady, Esq.

222 East 41st Street
New York, New York 10017
Telephone: (212) 326-3939
Facsimile: (212) 755-7306
Scott J. Greenberg, Esq.
Michael J. Cohen, Esq.
– and –
PACHULSKI STANG ZIEHL & JONES LLP
919 North Market Street, 17th Floor
P.O. Box 8705
Wilmington, Delaware 19801-8705
Telephone: (302) 652-4100
Facsimile: (302) 652-4400
Laura Davis Jones, Esq.
James E. O'Neill, Esq.

Attorneys for the Debtors and Reorganized Debtors
2.    Creditors' Committee
KILPATRICK TOWNSEND & STOCKTON LLP
The Grace Building
1114 Avenue of the Americas

New York, New York, 10036-7703
Telephone: (212) 775-8764
Facsimile: (212) 658-9523
David M. Posner, Esq.
            Gianfranco Finizio, Esq.

1100 Peachtree Street NE
Suite 2800
Atlanta, Georgia, 30309-4528
Telephone: (404) 815-6482
Facsimile: (404) 541-3307
Todd C. Meyers, Esq.
Paul M. Rosenblatt, Esq.

– and –
KLEHR HARRISON HARVEY BRANZBURG LLP
919 Market Street, Suite 1000
Wilmington, Delaware 19801-3062
Telephone: (302) 426-1189
Facsimile: (302) 426-9193
Domenic E. Pacitti, Esq.
Richard M. Beck, Esq.

Attorneys for the Creditors' Committee
3.    The Indenture Trustee
U.S. BANK NATIONAL ASSOCIATION
1420 Fifth Avenue, 7th Floor
Seattle, Washington 98101
Telephone: (206) 344-4680
Facsimile: (206) 344-4694

– and –
SHIPMAN & GOODWIN LLP
One Constitution Plaza
Hartford, Connecticut 06103
Ira H. Goldman, Esq.

4.    The Committee of Lead Lenders
MILBANK, TWEED, HADLEY & McCLOY LLP
28 Liberty Street
New York, New York 10005
            Telephone: (212) 530-5000
Facsimile: (212) 530-5219
Gerard Uzzi, Esq.
            Bradley Scott Friedman, Esq.

FOX ROTHSCHILD LLP
            Citizens Bank Center
            919 North Market Street, Suite 300
            P.O. Box 2323
Wilmington, Delaware 19899-2323
Telephone: (302) 624-7444

Facsimile: (302) 656-8920
Jeffrey M. Schlerf, Esq.

Attorneys for the Committee of Lead Lenders
5.    DIP Agent
WILMINGTON TRUST, NATIONAL ASSOCIATION
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 54402
Telephone: (612) 217-5647
Facsimile: (612) 217-5651
Megan McCauley, Esq.

COVINGTON & BURLING LLP
620 Eighth Avenue
New York, New York 10018
Telephone: (212) 841-1000
Facsimile: (212) 841-1010
Ronald Hewitt, Esq.
Attorneys for the DIP Agent
6.    Office of the U.S. Trustee
OFFICE OF THE UNITED STATES TRUSTEE
844 King Street, Suite 2207
Wilmington, Delaware 19801
Telephone: (302) 573-6491
Facsimile: (302) 573-6497
Jane Leamy, Esq.
Natalie M. Cox, Esq.

XII.	CONFIRMATION REQUEST
The Debtors request Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

Dated: January 14, 2016	Respectfully submitted,

American Apparel, Inc., on its own behalf and on behalf of each affiliate Debtor
	By:	/s/ Hassan Natha
	Name:	Hassan Natha
	Title:	Chief Financial Officer

COUNSEL TO THE DEBTORS AND DEBTORS IN POSSESSION:

JONES DAY
Richard L. Wynne (admitted pro hac vice)
Erin N. Brady (admitted pro hac vice)
555 South Flower Street, 50th Floor
Los Angeles, California 90071
Telephone: (213) 489-3939
Facsimile: (213) 243-2539

Scott J. Greenberg (admitted pro hac vice)
Michael J. Cohen (admitted pro hac vice)
222 East 41st Street
New York, New York 10017
Telephone: (212) 326-3939
Facsimile: (212) 755-7306
– and –

PACHULSKI STANG ZIEHL & JONES LLP
Laura Davis Jones (DE Bar No. 2436)
James E. O’Neill (DE Bar No. 4042)
919 North Market Street, 17th Floor
P.O. Box 8705
Wilmington, Delaware 19801
Telephone: (302) 652-4100
Facsimile: (302) 652-4400